EXECUTION COPY


                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
                                    Depositor

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                      DEUTSCHE BANK TRUST COMPANY DELAWARE,
                                Delaware Trustee

                             WELLS FARGO BANK, N.A.,
                                 Master Servicer

                             WELLS FARGO BANK, N.A.,
                            Securities Administrator

                                       and

                       THORNBURG MORTGAGE HOME LOANS, INC.

                  _____________________________________________

                     TRUST, POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2004
                  _____________________________________________

                   THORNBURG MORTGAGE SECURITIES TRUST 2004-1,
                       Mortgage Pass-Through Certificates,
                                  Series 2004-1




                                TABLE OF CONTENTS

                                                                        PAGE

                                    ARTICLE I

                                   Definitions

Section 1A.01.   Name of Trust..............................................37
Section 1A.02.   Office.....................................................37
Section 1A.03.   Declaration of Trust.......................................37
Section 1A.04.   Purpose and Powers.........................................37
Section 1A.05.   Liability of the Certificateholders........................37
Section 1A.06.   Title To Trust Property....................................38
Section 1A.07.   Situs of Trust.............................................38
Section 1A.08.   The Delaware Trustee.......................................38
Section 1A.09    Separateness Provisions....................................39

                                   ARTICLE II

         Conveyance of Mortgage Loans; Original Issuance of Certificates

Section 2.01     Conveyance of Mortgage Loans and Other Assets to
                 the Trust..................................................40
Section 2.02     Acceptance of Mortgage Loans and Other Trust
                 Assets by Trustee..........................................44
Section 2.03     Mortgage Loan Purchase Agreement...........................46
Section 2.04     Substitution of Mortgage Loans.............................47
Section 2.05     Issuance of Certificates...................................48
Section 2.06     Representations and Warranties Concerning the Depositor....49
Section 2.07     Representations and Warranties Concerning the Mortgage
                 Loans......................................................50
Section 2.08     Appointment of Custodian...................................50

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

Section 3.01     Master Servicer............................................52
Section 3.02     REMIC-Related Covenants....................................53
Section 3.03     Monitoring of Servicers....................................53
Section 3.04     Fidelity Bond..............................................54
Section 3.05     Power to Act; Procedures...................................54
Section 3.06     Due-on-Sale Clauses; Assumption Agreements.................55
Section 3.07     Release of Mortgage Files..................................56
Section 3.08     Documents, Records and Funds in Possession of
                 Master Servicer To Be Held for Trust.......................57
Section 3.09     Standard Hazard Insurance and Flood Insurance Policies.....57
Section 3.10     Presentment of Claims and Collection of Proceeds...........58
Section 3.11     Maintenance of the Primary Mortgage Insurance Policies.....58
Section 3.12     Trustee to Retain Possession of Certain Insurance
                 Policies and Documents.....................................59
Section 3.13     Realization Upon Defaulted Mortgage Loans..................59
Section 3.13A.   Realization upon Troubled Mortgage Loans...................59
Section 3.14     Additional Compensation to the Master Servicer.............59
Section 3.15     REO Property...............................................60
Section 3.16     Annual Officer's Certificate as to Compliance..............60
Section 3.17     Annual Independent Accountant's Servicing Report...........61
Section 3.18     Reports Filed with Securities and Exchange Commission......61
Section 3.19     Amendments to Master Servicing Guide and
                 Correspondent Sellers Guide................................62
Section 3.20     UCC........................................................62
Section 3.21     Purchase of Certain Mortgage Loans.........................63
Section 3.22     Instructions to the Trustee................................64

                                   ARTICLE IV

                                    Accounts

Section 4.01     Servicer Accounts..........................................65
Section 4.02     Master Servicer Collection Account.........................66
Section 4.03     Permitted Withdrawals and Transfers from the
                 Master Servicer Collection Account.........................67
Section 4.04     Distribution Account.......................................70
Section 4.05     Permitted Withdrawals and Transfers from the
                 Distribution Account.......................................70

                                    ARTICLE V

                                  Certificates

Section 5.01     Certificates...............................................72
Section 5.02     Registration of Transfer and Exchange of Certificates......78
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates..........80
Section 5.04     Persons Deemed Owners......................................81
Section 5.05     Transfer Restrictions on Residual Certificates.............81
Section 5.06     Restrictions on Transferability of Private Certificates....82
Section 5.07     ERISA Restrictions.........................................82
Section 5.08     Rule 144A Information......................................83
Section 5.09     Optional Purchase of Certificates..........................83

                                   ARTICLE VI

                         Payments to Certificateholders

Section 6.01     Distributions on the Certificates..........................86
Section 6.02     Allocation of Losses.......................................91
Section 6.03     Payments...................................................91
Section 6.04     Statements to the Trustee, the
                 Certificateholders and Others..............................92
Section 6.05     Monthly Advances...........................................95
Section 6.06     Reserved...................................................95
Section 6.07     Compensating Interest Payments.............................95

                                   ARTICLE VII

                               The Master Servicer

Section 7.01     Liabilities of the Master Servicer.........................96
Section 7.02     Merger or Consolidation of the Master Servicer.............96
Section 7.03     Indemnification of the Trustee, the Delaware Trustee,
                 the Depositor, the Master
                 Servicer and the Securities Administrator..................96
Section 7.04     Limitations on Liability of the Master Servicer and Others.97
Section 7.05     Master Servicer Not to Resign..............................98
Section 7.06     Successor Master Servicer..................................98
Section 7.07     Sale and Assignment of Master Servicing....................99

                                  ARTICLE VIII

                                     Default

Section 8.01     Events of Default.........................................100
Section 8.02     Trustee to Act; Appointment of Successor..................101
Section 8.03     Notification to Certificateholders........................102
Section 8.04     Waiver of Defaults........................................102
Section 8.05     List of Certificateholders................................103

                                   ARTICLE IX

             Concerning the Trustee and the Securities Administrator

Section 9.01     Duties of Trustee and Securities Administrator............104
Section 9.02     Certain Matters Affecting the Trustee and the
                 Securities Administrator..................................106
Section 9.03     Trustee and Securities Administrator Not Liable for
                 Certificates or Mortgage Loans............................108
Section 9.04     Trustee, Custodian, Delaware Trustee, Master Servicer
                 and Securities Administrator May Own Certificates.........109
Section 9.05     Trustee's, Delaware Trustee's and Securities
                 Administrator's Fees and Expenses.........................109
Section 9.06     Eligibility Requirements for Trustee, Securities
                 Administrator and Delaware Trustee........................110
Section 9.07     Insurance.................................................110
Section 9.08     Resignation and Removal of the Trustee and
                 Securities Administrator..................................110
Section 9.09     Successor Trustee and Successor Securities Administrator..111
Section 9.10     Merger or Consolidation of Trustee or
                 Securities Administrator..................................112
Section 9.11     Appointment of Co-Trustee or Separate Trustee.............112
Section 9.12     Federal Information Returns and Reports to
                 Certificateholders; REMIC Administration..................113

                                    ARTICLE X

                                   Termination

Section 10.01    Termination Upon Repurchase by the Depositor,
                 Thornburg or its Designee or Liquidation of
                 the Mortgage Loans........................................116
Section 10.02    Additional Termination Requirements.......................118

                                   ARTICLE XI

                            Miscellaneous Provisions

Section 11.01    Intent of Parties.........................................120
Section 11.02    Amendment.................................................120
Section 11.03    Recordation of Agreement..................................121
Section 11.04    Limitation on Rights of Certificateholders................121
Section 11.05    Acts of Certificateholders................................122
Section 11.06    Governing Law.............................................123
Section 11.07    Notices...................................................123
Section 11.08    Severability of Provisions................................124
Section 11.09    Successors and Assigns....................................124
Section 11.10    Article and Section Headings..............................124
Section 11.11    Counterparts..............................................124
Section 11.12    Notice to Rating Agencies.................................124
Section 11.13    Derivative Transactions...................................125



                                    EXHIBITS

Exhibit A-1     -     Form of Class A Certificates
Exhibit A-2     -     Form of Class M Certificates
Exhibit A-3     -     Form of Class B-IO Certificates
Exhibit A-4     -     Form of Class R Certificates
Exhibit B       -     Mortgage Loan Schedule
Exhibit C-1     -     Form of Initial Certification
Exhibit C-2     -     Form of Interim Certification
Exhibit C-3     -     Form of Final Certification
Exhibit D       -     Request for Release of Documents
Exhibit E       -     Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1     -     Form of Investment Letter
Exhibit F-2     -     Form of Rule 144A and Related Matters Certificate
Exhibit G       -     Form of Custodial Agreement
Exhibit H       -     List of Servicers and Servicing Agreements
Exhibit I       -     Mortgage Loan Purchase Agreement
Exhibit J       -     Certificate of Trust
Exhibit K       -     Notice of Exercise of Optional Securities Purchase Right



                     TRUST, POOLING AND SERVICING AGREEMENT

          Trust, Pooling and Servicing Agreement (this "Agreement"), dated as of March 1, 2004, among Structured Asset Mortgage Investments II Inc., a Delaware corporation, as depositor (the "Depositor"), Deutsche Bank National Trust Company, a national banking association, not in its individual capacity but solely as trustee (the "Trustee"), Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as Delaware trustee (the "Delaware Trustee"), Wells Fargo Bank, N.A., a national banking association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and Thornburg Mortgage Home Loans, Inc. ("Thornburg").

                              PRELIMINARY STATEMENT

          On March 29, 2004 the Depositor formed Thornburg Mortgage Securities Trust 2004-1, as a Delaware statutory trust (the "Trust") pursuant to the Trust Agreement, dated March 29, 2004 (the "Original Trust Agreement"), among the Depositor, the Trustee and the Delaware Trustee.

          The parties to this Agreement desire to amend and restate the Original Trust Agreement in its entirety, and, as evidenced by their signatures hereto, the Original Trust Agreement is hereby amended, restated and replaced in its entirety as of the date first written above by this Agreement.

          Through this Agreement, the Depositor intends to cause the issuance and sale of the Trust's Mortgage Pass-Through Certificates, Series 2004-1 (the "Certificates") representing in the aggregate the entire beneficial ownership of the Trust, the primary assets of which are the Mortgage Loans (as defined below).

          On or prior to the Closing Date, the Depositor acquired the Mortgage Loans from Thornburg. On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust.

          The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated "regular interests" in such REMIC and the Class R-1 Certificate will be designated the "residual interest" in such REMIC.

          The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated "regular interests" in such REMIC and the Class R-2 Certificate will be designated the "residual interest" in such REMIC.

          The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $1,106,707,889.20. The initial principal amount of the Certificates will not exceed the sum of such Outstanding Principal Balance and the cash deposit made on the Closing Date pursuant to Section 2.01(a).

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee and the Trustee agree as follows:

                                   ARTICLE I

                                   Definitions

          Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

          ACCEPTED MASTER SERVICING PRACTICES: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or
(y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

          ACCOUNT: The Master Servicer Collection Account, the Distribution Account and each Servicer Account as the context may require.

          ADDITIONAL COLLATERAL: With respect to any Additional Collateral Mortgage Loan, the marketable securities or other assets subject to a security interest pursuant to a related pledge agreement.

          ADDITIONAL COLLATERAL MORTGAGE LOAN: Each Mortgage Loan identified as such in the Mortgage Loan Schedule and as to which Additional Collateral is then required to be provided as security therefor.

          AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

          AGGREGATE EXPENSE RATE: With respect to any Mortgage Loan, the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate and the Retained Interest Rate (if applicable).

          AGREEMENT: This Trust, Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          APPLICABLE CREDIT RATING: For any long-term deposit or security, a credit rating of "AAA" in the case of S&P and "Aaa" in the case of Moody's. For any short-term deposit or security, a rating of "A-l+" in the case of S&P and P-1 in the case of Moody's.

          APPLICABLE MARGIN: The Class I-1A Margin, the Class I-2A Margin or the Class I-M Margin, as applicable.

          APPLICABLE STATE LAW: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of Delaware and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer, Thornburg or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

          APPLIED REALIZED LOSS AMOUNT: With respect to either Class of Subordinate Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to the Mortgage Loans in the related Loan Group which have been applied in reduction of the Current Principal Amount of such Class which shall, on any such Distribution Date, equal with respect to either such Class, so long as its Current Principal Amount has not been reduced to zero, the amount, if any, by which, (i) the aggregate Current Principal Amount of all of the Certificates of the related Certificate Group (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Scheduled Principal Balance of all of the Mortgage Loans in the related Loan Group as of the last day of the related Due Period; PROVIDED, HOWEVER, that if the aggregate Scheduled Principal Balance of all of the Mortgage Loans of the Loan Group related to the other Class of Subordinate Certificates as of the last day of the related due period exceeds the aggregate Current Principal Amounts of all of the Certificates of the Certificate Group related to such other Class of Subordinate Certificates (after all distributions of principal on such Distribution Date), then such Applied Realized Loss Amount shall equal the amount, if any, by which, (i) the aggregate Current Principal Amounts of all of the Certificates (after all distributions of principal on such Distribution
Date) exceeds (ii) the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period.

          APPRAISED VALUE: For any Mortgaged Property related to a Mortgage Loan, the amount, if any, set forth as the appraised value of such Mortgaged Property in any appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

          ASSUMED FINAL DISTRIBUTION DATE: The Distribution Date in March 2044.

          BASIS RISK SHORTFALL: As of any Distribution Date and for any Class of Group I Certificates, the excess of (i) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate been calculated based upon the lesser of 10.750% and LIBOR plus the Applicable Margin for the related Interest Accrual Period over (ii) the interest for such Class calculated at the Interest Rate Cap for such Distribution Date, expressed as a per annum rate.

          BASIS RISK SHORTFALL CARRY FORWARD AMOUNT: As of any Distribution Date and for any Class of Group I Certificates, the sum of (i) if on such Distribution Date the applicable Pass-Through Rate for such Class is based upon the Interest Rate Cap, the applicable Basis Risk Shortfall; and (ii) the Basis Risk Shortfall for all previous Distribution Dates not previously paid (including interest accrued thereon at the applicable Pass-Through Rate for the applicable Interest Accrual Period with respect to each such prior Distribution
Date), together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Distribution Date.

          BOOK-ENTRY CERTIFICATES: Any Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books and records of the Depository or on the books of a Person maintaining an account with such Depository (directly or indirectly as an indirect participant in accordance with the rules of such Depository). Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions or the jurisdiction in which the Trustee, the Master Servicer, any Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

          CALENDAR QUARTER: January 1 through March 31, April 1 through June 30, July 1 through September 30, or October 1 through December 31, as applicable.

          CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust signed and authenticated by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2, A-3 and A-4, with the blanks therein appropriately completed.

          CERTIFICATE GROUP: The Group I Certificates or the Group II Certificates, as applicable.

          CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

          CERTIFICATE REGISTER: The register maintained pursuant to Section
5.02.

          CERTIFICATEHOLDER: A Holder of a Certificate.

          CLASS: With respect to the Certificates, any of the Classes designated as Class I-1A, Class I-2A, Class II-1A, Class II-2A, Class II-3A, Class II-4A, Class I-M, Class II-M, Class R-1, Class R-2 and Class B-IO.

          CLASS I-1A CERTIFICATE: Any Certificate designated as a "Class I-1A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its share of distributions provided for the Class I-1A Certificates as set forth in Section 6.03.

          CLASS I-1A MARGIN: For any Distribution Date (i) on or prior to the Optional Securities Purchase Date, 0.27% per annum and (ii) thereafter, 0.54% per annum.

          CLASS I-1A PASS-THROUGH RATE: For the first Distribution Date, 1.36% per annum, and on any Distribution Date thereafter, LIBOR for the related Interest Accrual Period plus the Class I-1A Margin for such Distribution Date, subject to the lesser of (i) the applicable Interest Rate Cap for such Distribution Date and (ii) 10.750% per annum.

          CLASS I-2A CERTIFICATE: Any Certificate designated as a "Class I-2A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its share of distributions provided for the Class I-2A Certificates as set forth in Section 6.03.

          CLASS I-2A MARGIN: For any Distribution Date (i) on or prior to the Optional Securities Purchase Date, 0.45% per annum and (ii) thereafter, 0.90% per annum.

          CLASS I-2A PASS-THROUGH RATE: For the first Distribution Date, 1.54% per annum, and on any Distribution Date thereafter, LIBOR for the related Interest Accrual Period plus the Class I-2A Margin for such Distribution Date, subject to the lesser of (i) the applicable Interest Rate Cap for such Distribution Date and (ii) 10.750% per annum.

          CLASS I-M CERTIFICATE: Any Certificate designated as a "Class I-M Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its share of distributions provided for the Class I-M Certificates as set forth in Section 6.03.

          CLASS I-M MARGIN: For any Distribution Date (i) on or prior to the Optional Securities Purchase Date, 0.58% per annum and (ii) thereafter, 0.87% per annum.

          CLASS I-M PASS-THROUGH RATE: For the first Distribution Date, 1.67% per annum, and for any Distribution Date thereafter, LIBOR for the related Interest Accrual Period plus the Class I-M Margin for such Distribution Date, subject to the lesser of (i) the applicable Interest Rate Cap for such Distribution Date and (ii) 10.750% per annum.

          CLASS I-M PRINCIPAL DISTRIBUTION AMOUNT: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of (i) the sum of (a) the aggregate Current Principal Amount of the Group I Senior Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on such Distribution Date) and (b) the Current Principal Amount of the Class I-M Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) the product of (i) 99.50% and (ii) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period), and (b) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) minus the Specified Overcollateralization Amount for Loan Group I. On each Distribution Date on and after which the aggregate Current Principal Amount of the Group I Senior Certificates has been reduced to zero, the Class I-M Principal Distribution Amount will equal 100% of the Group I Principal Distribution Amount.

          CLASS II-1A CERTIFICATE: Any Certificate designated as a "Class II-1A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its share of distributions provided for the Class II-1A Certificates as set forth in Section 6.03.

          CLASS II-1A PASS-THROUGH RATE: For the first Distribution Date, 2.6657% per annum, and for each Distribution Date thereafter, the weighted average of the Net Rates as of the last day of the related Due Period of the Subgroup II-1 Mortgage Loans, minus (i) on or before the Distribution Date in December 2006, 1.3050% per annum, and (ii) after the Distribution Date in December 2006, 0.6525% per annum.

          CLASS II-2A CERTIFICATE: Any Certificate designated as a "Class II-2A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its share of distributions provided for the Class II-2A Certificates as set forth in Section 6.03.

          CLASS II-2A PASS-THROUGH RATE: For the first Distribution Date, 3.3661% per annum, and for each Distribution Date thereafter, the weighted average of the Net Rates as of the last day of the related Due Period of the Subgroup II-2 Mortgage Loans, minus (i) on or before the Distribution Date in December 2008, 1.2650% per annum, and (ii) after the Distribution Date in December 2008, 0.6325% per annum.

          CLASS II-3A CERTIFICATE: Any Certificate designated as a "Class II-3A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its share of distributions provided for the Class II-3A Certificates as set forth in Section 6.03.

          CLASS II-3A PASS-THROUGH RATE: For the first Distribution Date, 3.7210% per annum, and for each Distribution Date thereafter, the weighted average of the Net Rates as of the last day of the related Due Period of the Subgroup II-3 Mortgage Loans, minus (i) on or before the Distribution Date in October 2010, 1.1320% per annum, and (ii) after the Distribution Date in October 2010, 0.5660% per annum.

          CLASS II-4A CERTIFICATE: Any Certificate designated as a "Class II-4A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its share of distributions provided for the Class II-4A Certificates as set forth in Section 6.03.

          CLASS II-4A PASS-THROUGH RATE: For the first Distribution Date, 4.3010% per annum, and for each Distribution Date thereafter, the weighted average of the Net Rates as of the last day of the related Due Period of the Subgroup II-4 Mortgage Loans, minus (i) on or before the Distribution Date in January 2014, 0.9490% per annum, and (ii) after the Distribution Date in January 2014, 0.4745% per annum.

          CLASS II-M CERTIFICATE: Any Certificate designated as a "Class II-M Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its share of distributions provided for the Class II-M Certificates as set forth in Section 6.03.

          CLASS II-M PASS-THROUGH RATE: For the first Distribution Date, 4.1906% per annum, and for each Distribution Date thereafter, the weighted average of the Net Rates as of the last day of the related Due Period of the Mortgage Loans in each Loan Subgroup, weighted in proportion to the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Subgroup II-1, Loan Subgroup II-2, Loan Subgroup II-3 and Loan Subgroup II-4 over the Current Principal Amount of the Class II-1A, Class II-2A, Class II-3A and Class I-4A Certificates, respectively, minus 0.3770% per annum.

          CLASS II-M PRINCIPAL DISTRIBUTION AMOUNT: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of (i) the sum of (a) the aggregate Current Principal Amount of the Group II Senior Certificates (after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date) and (b) the Current Principal Amount of the Class II-M Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) the product of (i) 99.50% and (ii) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period), and (b) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) minus the Specified Overcollateralization Amount for Loan Group II. On each Distribution Date on and after which the aggregate Current Principal Amount of the Group II Senior Certificates has been reduced to zero, the Class II-M Principal Distribution Amount will equal 100% of the Group II Principal Distribution Amount.

          CLASS B-IO CERTIFICATE: Any Certificate designated as a "Class B-IO Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its share of distributions provided for the Class B-IO Certificates as set forth in Section 6.03.

          CLASS B-IO DISTRIBUTION AMOUNT: With respect to any Distribution Date, an amount equal to the cumulative amount allocable to the Class B-IO Certificates as provided in Section 5.01(d), note 4, plus the sum of the Initial Overcollateralization Amounts for Loan Group I and Loan Group II, less prior distributions thereof to the Class B-IO Certificates. Payments will be considered first allocable to interest to the extent payable pursuant to Section 5.01(d), note (4), and then to principal. Payments of the Class B-IO Distribution Amount shall first be made pursuant to Section 6.01(b)(iii)(SIXTH) and then pursuant to Section 6.01(b)(vi)(FOURTH).

          CLASS B-IO NOTIONAL AMOUNT: With respect to the Class B-IO Certificates, initially $1,106,707,889.20, and on any Distribution Date thereafter, the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

          CLASS M CERTIFICATES: The Class I-M Certificates and the Class II-M Certificates.

          CLASS R CERTIFICATES: The Class R-1 and Class R-2 Certificates.

          CLASS R-1 CERTIFICATE: Any Certificate designated as a "Class R-1 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-4 hereto, and evidencing ownership of the residual interest in REMIC I and representing the right to the distributions provided for the Class R-1 Certificate as set forth in Section 6.03.

          CLASS R-2 CERTIFICATE: Any Certificate designated as a "Class R-2 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-4 hereto, and evidencing ownership of the residual interest in REMIC II and representing the right to the distributions provided for the Class R-2 Certificate as set forth in Section 6.03.

          CLOSING DATE: March 31, 2004.

          CODE: The Internal Revenue Code of 1986, as amended.

          COMPENSATING INTEREST PAYMENT: With respect to any Distribution Date, the aggregate amount required to be paid in respect of Interest Shortfalls (other than any shortfalls resulting from application of the Relief Act) by the Servicers under the Servicing Agreements, with respect to such Distribution Date, or by the Master Servicer pursuant to Section 6.07 for such Distribution Date.

          CONVERTED MORTGAGE LOAN: Any Convertible Mortgage Loan as to which the related Mortgagor has exercised the right to convert the Mortgage Rate from an adjustable to a fixed rate.

          CONVERTIBLE MORTGAGE LOAN: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate converted from an adjustable rate to a fixed rate.

          COOPERATIVE CORPORATION: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

          COOPERATIVE LOAN: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

          COOPERATIVE LOAN DOCUMENTS: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trust with evidence of recording thereon (or in a form suitable for recordation).

          COOPERATIVE PROPERTY: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

          COOPERATIVE SHARES: Shares issued by a Cooperative Corporation.

          COOPERATIVE UNIT: A single-family dwelling located in a Cooperative Property.

          CORPORATE TRUST OFFICE: The office of the Trustee (x) maintained for registration of transfer and exchange of Certificates, which at the date of execution of this Agreement, is located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041, or (y) otherwise, at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Thornburg 2004-1 (TM0401).

          CORRESPONDENT SELLERS GUIDE: The Mortgage Loan Seller's Correspondent Sellers Guide, revised March 2002 and as revised from time to time.

          CURRENT INTEREST: With respect to each Class of Group I Certificates and Group II Certificates and each Distribution Date, (i) the interest accrued at the applicable Pass-Through Rate (including for such purpose any application of an Interest Rate Cap with respect to the Group I Certificates) for the applicable Interest Accrual Period on the Current Principal Amount of such Class plus (ii) any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by (iii) any Net Interest Shortfalls with respect to the related Loan Group, provided, that for purposes of calculating Current Interest for any such Class, amounts specified in clause (iii) hereof for any such Distribution Date shall be allocated first to the Class B-IO Certificates and the Residual Certificates in reduction of amounts otherwise distributable to such Classes on such Distribution Date and then to each Class of Certificates of such Certificate Group, pro rata, based on the respective amounts of interest accrued pursuant to clause (i) hereof with respect to each such Class for such Distribution Date.

          CURRENT PRINCIPAL AMOUNT: With respect to each Class of Certificates and any Distribution Date, the original principal balance of such Class on the Closing Date, less the sum of (i) all amounts in respect of principal distributed to such Class on previous Distribution Dates and (ii) in the case of each Class of Subordinate Certificates, any Applied Realized Loss Amounts allocated to such Class on previous Distribution Dates and increased by (iii) in the case of each Class of Subordinate Certificates, any Subsequent Recoveries allocated to that Class on previous Distribution Dates pursuant to Section 6.02(c). Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices based on the Fractional Undivided Interest of a Certificate of each of the Class R-1 and Class R-2 Certificates, the Class R-1 and Class R-2 Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

          CUSTODIAL AGREEMENT: A Custodial Agreement entered into by the Trustee and a successor Custodian, substantially in the form of Exhibit G hereto.

          CUSTODIAN: The Trustee, acting in its capacity as custodian of the Mortgage Loans hereunder, or any successor custodian appointed pursuant to a Custodial Agreement.

          CUT-OFF DATE: March 1, 2004.

          CUT-OFF DATE BALANCE: With respect to all the Mortgage Loans, $1,106,707,889.20, and with respect to the Group I Mortgage Loans and Group II Mortgage Loans, $363,324,594.26 and $743,383,294.94, respectively.

          DELAWARE STATUTORY TRUST STATUTE: As defined in Section 1A.03 hereof.

          DELAWARE TRUSTEE: Deutsche Bank Trust Company Delaware.

          DELINQUENCY EVENT: A Delinquency Event shall have occurred and be continuing with respect to a Loan Group if, as of a Distribution Date on or after the Stepdown Date (i) the three-month rolling average of the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, as a percentage of the aggregate Scheduled Principal Balance of all of the Mortgage Loans in such Loan Group as of the last day of the related Due Period, equals or exceeds (ii) 50% of the aggregate Current Principal Amount of the Subordinate Certificates in the related Certificate Group plus the Overcollateralization Amount for such Loan Group on such Distribution Date, after taking into account the distribution of the Group I and Group II Principal Distribution Amounts on such Distribution Date, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group as of the last day of the related Due Period.

          DEPOSITOR: Structured Asset Mortgage Investments II Inc., a Delaware corporation, or its successors in interest.

          DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

          DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

          DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          DETERMINATION DATE: The date each month, as set forth in the related Servicing Agreement, on which a Servicer determines the amount of all funds (including, without limitation, Monthly Advances and Compensating Interest Payments) required to be remitted to the Master Servicer on the related Servicer Remittance Date with respect to the Mortgage Loans it is servicing.

          DISQUALIFIED ORGANIZATION: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          DISTRIBUTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "Deutsche Bank National Trust Company, as Trustee f/b/o Thornburg Mortgage Securities Trust 2004-1, Mortgage Pass-Through Certificates, Series 2004-1 - Distribution Account."

          DISTRIBUTION ACCOUNT DEPOSIT DATE: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

          DISTRIBUTION DATE: The 25th day of any month, beginning in April 2004, or, if such 25th day is not a Business Day, the Business Day immediately following.

          DTC CUSTODIAN: Deutsche Bank National Trust Company, or its successors in interest as custodian for the Depository.

          DUE DATE: With respect to any Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month, or such other date specified in the related Servicing Agreement.

          DUE PERIOD: With respect to any Distribution Date and as to any Mortgage Loan, the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

          ELIGIBLE ACCOUNT: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to each Rating Agency, including any account maintained at Wells Fargo Bank, N.A., or at Deutsche Bank National Trust Company, or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and each Rating Agency. Eligible Accounts may bear interest unless otherwise specified herein.

          EMPLOYEE LOAN: Any Mortgage Loan identified as such in the Mortgage Loan Schedule, which provides for an increase in the Mortgage Rate thereof in the event of the change of employment of the Mortgagor thereunder.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          EVENT OF DEFAULT: An event of default described in Section 8.01.

          FANNIE MAE: Fannie Mae (also known as the Federal National Mortgage Association) or any successor thereto.

          FDIC: Federal Deposit Insurance Corporation or any successor thereto.

          FINAL CERTIFICATION: The certification substantially in the form of Exhibit C-3 hereto.

          FIVE-YEAR HYBRID MORTGAGE LOANS: Those Mortgage Loans designated on the Mortgage Loan Schedule as hybrid adjustable rate mortgage loans, with an initial fixed rate period of five years, which constitute Subgroup II-2 Mortgage Loans.

          FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class, which is a fraction (i) in the case of the Class B-IO Certificates, the numerator of which is the Class B-IO Notional Amount of such Class B-IO Certificate and the denominator of which is the aggregate Class B-IO Notional Amount of all Class B-IO Certificates and (ii) in the case of any other such Class, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Residual Certificate will be deemed to equal 1% multiplied by the percentage interest of such Residual Certificate,
(ii) a Class B-IO Certificate, 2% times a fraction, the numerator of which is the Class B-IO Notional Amount of such Certificate and the denominator of which is the aggregate Class B-IO Notional Amount of all Class B-IO Certificates and
(iii) a Certificate of any other Class will be deemed to equal 96% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of all such Certificates.

          FREDDIE MAC: Freddie Mac (also known as the Federal Home Loan Mortgage Corporation) or any successor thereto.

          GROSS MARGIN: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Rate and the Periodic Rate Cap) the Mortgage Rate until the next Interest Adjustment Date.

          GROUP I CERTIFICATES: The Group I Senior Certificates and the Class I-M Certificates.

          GROUP I CROSSED LOSS AMOUNT: with respect to any Distribution Date, is the lesser of (a) the excess, if any, of any Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period over the Group I Loss Amount and (b) the excess, if any, of the Interest Funds for Loan Group II for that Distribution Date over the sum of (i) Current Interest on the Classes of Group II Certificates, (ii) Interest Carry Forward Amounts on the Group II Senior Certificates and (iii) the Group II Loss Amount in each case, for that Distribution Date.

          GROUP I EXCESS CASHFLOW: With respect to any Distribution Date, the Group I Excess Spread less any Group I Extra Principal Distribution Amount, in each case for such Distribution Date.

          GROUP I EXCESS SPREAD: With respect to any Distribution Date, the excess, if any, of the Interest Funds for Loan Group I for that Distribution Date over the sum of (i) Current Interest on the Classes of Group I Certificates, (ii) Interest Carry Forward Amounts on the Group I Senior Certificates, (iii) the Group I Loss Amount and (iv) the Group II Crossed Loss Amount, in each case for that Distribution Date.

          GROUP I EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the lesser of (a) the excess, if any, of the Specified Overcollateralization Amount for Loan Group I for that Distribution Date over the Overcollateralization Amount for Loan Group I for that Distribution Date (after giving effect to distributions of principal on the Classes of Group I Certificates other than any Group I Extra Principal Distribution Amount or Group II Excess Cashflow) and (b) the Group I Excess Spread for that Distribution Date.

          GROUP I LOSS AMOUNT: With respect to any Distribution Date, the lesser of (a) any Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period and (b) the excess, if any, of the Interest Funds for Loan Group I for that Distribution Date over the sum of Current Interest on the Classes of Group I Certificates and Interest Carry Forward Amounts on the Group I Senior Certificates on that Distribution Date.

          GROUP I MORTGAGE LOAN: Any Subgroup I-1 or Subgroup I-2 Mortgage Loan.

          GROUP I PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of the Principal Funds for Loan Group I for that Distribution Date plus any Group I Extra Principal Distribution Amount for that Distribution Date.

          GROUP I SENIOR CERTIFICATE: Any Class I-1A or Class I-2A Certificate.

          GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Current Principal Amount of the Group I Senior Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) the product of (i) 94.9% and (ii) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) minus the Specified Overcollateralization Amount for Loan Group I.

          GROUP II CERTIFICATES: The Group II Senior Certificates and the Class II-M Certificates.

          GROUP II CROSSED LOSS AMOUNT: with respect to any Distribution Date, is the lesser of (a) the excess, if any, of any Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period over the Group II Loss Amount and (b) the excess, if any, of the Interest Funds for Loan Group I for that Distribution Date over the sum of (i) Current Interest on the Classes of Group I Certificates, (ii) Interest Carry Forward Amounts on the Group I Senior Certificates and (iii) the Group I Loss Amount in each case, for the Distribution Date.

          GROUP II EXCESS CASHFLOW: With respect to any Distribution Date, the Group II Excess Spread less any Group II Extra Principal Distribution Amount, in each case for such Distribution Date.

          GROUP II EXCESS SPREAD: With respect to any Distribution Date, the excess, if any, of the Interest Funds for Loan Group II for that Distribution Date over the sum of (i) Current Interest on the Classes of Group II Certificates, (ii) Interest Carry Forward Amounts on the Group II Senior Certificates, (iii) the Group II Loss Amount and (iv) the Group I Crossed Loss Amount, in each case for that Distribution Date.

          GROUP II EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the lesser of (a) the excess, if any, of the Specified Overcollateralization Amount for Loan Group II for that Distribution Date over the Overcollateralization Amount for Loan Group II for that Distribution Date (after giving effect to distributions of principal on the Classes of Group II Certificates other than any Group II Extra Principal Distribution Amount or Group I Excess Cashflow) and (b) the Group II Excess Spread for that Distribution Date.

          GROUP II LOSS AMOUNT: With respect to any Distribution Date, the lesser of (a) any Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period and (b) the excess, if any, of the Interest Funds for Loan Group II for that Distribution Date over the sum of Current Interest on the Classes of Group II Certificates and Interest Carry Forward Amounts on the Group II Senior Certificates on that Distribution Date.

          GROUP II MORTGAGE LOAN: Any Subgroup II-1, Subgroup II-2, Subgroup II-3 or Subgroup II-4 Mortgage Loan.

          GROUP II PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of the Principal Funds for Loan Group II for that Distribution Date plus any Group II Extra Principal Distribution Amount for that Distribution Date.

          GROUP II SENIOR CERTIFICATE: Any Class II-1A, Class II-2A, Class II-3A or Class II-4A Certificate.

          GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Current Principal Amount of the Group II Senior Certificates immediately prior to that Distribution Date, over (ii) the lesser of (a) the product of (i) 94.8% and (ii) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) minus the Specified Overcollateralization Amount for Loan Group II.

          HOLDER: The Person in whose name a Certificate is registered in the Certificate Register except that, subject to Subsections 11.02(b) and 11.05(e) solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interest evidenced thereby necessary to effect any such consent has been obtained.

          INDEMNIFIED PERSONS: The Trustee, the Delaware Trustee, the Master Servicer, the Depositor and the Securities Administrator and their officers, directors, agents, employees and affiliates and with respect to the Trustee, any separate co trustee and its officers, directors, agents, employees and affiliates.

          INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor or the Master Servicer and of any Affiliate of the Depositor or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate of the Depositor or the Master Servicer and (c) is not connected with the Depositor or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          INDEX: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Rate will be adjusted from time to time.

          INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of a Holder other than the Depository or its nominee. The Class B-IO Certificates will be issued as Individual Certificates.

          INITIAL CERTIFICATION: The certification substantially in the form of Exhibit C-1 hereto.

          INITIAL OVERCOLLATERALIZATION AMOUNT: With respect to Loan Group I, $94.26 and with respect to Loan Group II, $294.94.

          INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

          INSURANCE POLICY: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy, title insurance policy or Primary Mortgage Insurance Policy and, with respect to an Additional Collateral Mortgage Loan originated by MLCC, the MLCC Limited Purpose Surety Bond.

          INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than (i) amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument, (ii) amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses and (iii) Subsequent Recoveries.

          INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, (i) for each Class of Group I Certificates, the period from and including the prior Distribution Date (or the Closing Date, in the case of the Distribution Date in April 2004) to but excluding such Distribution Date and (ii) for each Class of Group II Certificates, the calendar month preceding the month in which such Distribution Date occurs.

          INTEREST ADJUSTMENT DATE: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Rate is subject to adjustment.

          INTEREST CARRY FORWARD AMOUNT: With respect to each Class of Certificates (other than the Class B-IO Certificates and the Residual Certificates) and each Distribution Date, the sum of (i) the excess of (a) Current Interest for such Class with respect to prior Distribution Dates, over
(b) the amount of interest actually distributed to such Class on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law), at the applicable Pass-Through Rate for the related Interest Accrual Period, including the Interest Accrual Period relating to such Distribution Date.

          INTEREST DETERMINATION DATE: With respect to each Class of Group I Certificates, for the first Interest Accrual Period, March 29, 2004, and with respect to any Interest Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Interest Accrual Period.

          INTEREST FUNDS: With respect to a Distribution Date and a Loan Group, an amount equal to the following amounts with respect to Mortgage Loans in a Loan Group: (i) the sum, without duplication, of (a) all interest (exclusive of any Prepayment Penalty Amounts) received during the related Due Period, less the related Servicing Fee of the Servicer and the Master Servicing Fee, (b) all Monthly Advances relating to interest, (c) all Compensating Interest, (d) Net Liquidation Proceeds and Insurance Proceeds received in the related Prepayment Period, to the extent they relate to interest, (e) the interest portion of proceeds of the repurchase of any Mortgage Loans by Thornburg pursuant to Sections 2.02, 2.03 or 3.21 and by TMI pursuant to Section 3.21, (f) the interest portion of the purchase price of the assets of the Trust upon exercise by Thornburg Mortgage Home Loans, Inc., as a Servicer, of its Optional Termination Right and (g) the interest portion of any amounts received under the MLCC Limited Purpose Surety Bond, less (ii) any Retained Interest, the Trustee Fee and other amounts relating to interest and allocated to such Loan Group withdrawn pursuant to Sections 4.03 or 4.05 and used to reimburse the Trustee, the Delaware Trustee, the Securities Administrator, the Master Servicer or any Servicer for amounts due under this Agreement or the applicable Servicing Agreement that have not been retained by or paid to such party.

          INTEREST RATE CAP: For any Distribution Date and (i) the Class I-1A and Class I-2A Certificates, the weighted average of the Net Rates of the Subgroup I-1 and Subgroup I-2 Mortgage Loans, respectively, as of the last day of the related Due Period, and (ii) the Class I-M Certificates, the weighted average of the Net Rates of the Mortgage Loans in each Loan Subgroup, weighted in proportion to the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Subgroup I-1 and Loan Subgroup I-2 over the Current Principal Amount of the Class I-1A and Class I-2A Certificates, respectively.

          INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

          (a) Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

          (b) Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

          (c) As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

          INTERIM CERTIFICATION: The certification substantially in the form of Exhibit C-2 hereto.

          INTERVENING ASSIGNMENT: The meaning set forth in Subsection
2.01(b)(vi).

          INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto; provided that Thornburg or any of its Affiliates shall not be required to furnish an Investment Letter in connection with the initial registration or subsequent transfer to an Affiliate of the Private Certificates.

          LIBOR: With respect to any Interest Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that the parties hereto acknowledge that LIBOR for the first Interest Accrual Period shall equal 1.09% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Interest Accrual Period. The establishment of LIBOR on each Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Certificates bearing interest based on LIBOR shall, in the absence of manifest error, be conclusive and binding.

          LIBOR BUSINESS DAY: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

          LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the related Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

          LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

          LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicers, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

          LIQUIDATION PROCEEDS: Cash (including Insurance Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, condemnation proceeds or otherwise, or the sale of the related Mortgaged Property and any related Additional Collateral if the Mortgaged Property and such Additional Collateral is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Servicer Account, exclusive of Subsequent Recoveries.

          LOAN GROUP: Loan Group I or Loan Group II, as applicable.

          LOAN GROUP I: The Subgroup I-1 and Subgroup I-2 Loans.

          LOAN GROUP II: The Subgroup II-1, Subgroup II-2, Subgroup II-3 and Subgroup II-4 Loans.

          LOAN SUBGROUP: Any of Loan Subgroup I-1, Loan Subgroup I-2, Loan Subgroup II-1, Loan Subgroup II-2, Loan Subgroup II-3 or Loan Subgroup II-4.

          LOAN SUBGROUP I-1 or SUBGROUP I-1 LOANS: The Mortgage Loans included as such on the Mortgage Loan Schedule.

          LOAN SUBGROUP I-2 or SUBGROUP I-2 LOANS: The Mortgage Loans included as such on the Mortgage Loan Schedule.

          LOAN SUBGROUP II-1 or SUBGROUP II-1 LOANS: The Mortgage Loans included as such on the Mortgage Loan Schedule.

          LOAN SUBGROUP II-2 or SUBGROUP II-2 LOANS: The Mortgage Loans included as such on the Mortgage Loan Schedule.

          LOAN SUBGROUP II-3 or SUBGROUP II-3 LOANS: The Mortgage Loans included as such on the Mortgage Loan Schedule.

          LOAN SUBGROUP II-4 or SUBGROUP II-4 LOANS: The Mortgage Loans included as such on the Mortgage Loan Schedule.

          LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

          LOSS EVENT: With respect to each Loan Group, as of the last day of the related Due Period, for the Distribution Date in each of the months indicated, Realized Losses on the Mortgage Loans in such Loan Group since the Closing Date, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group on the Closing Date, exceed, for (i) 37 months through 48 months following the Closing Date, 0.25%; (ii) 49 months through 72 months following the Closing Date, 0.50%; and (iii) 73 months following the Closing Date and each month thereafter, 0.75%.

          LOST NOTE AFFIDAVIT: With respect to any Lost Note (and, if not in the Seller's possession, the related Mortgage File), an affidavit from Thornburg or one of its affiliates (which may be in blanket form with respect to some or all Lost Notes) certifying that the original Mortgage Note has been lost, misplaced (including, in the case of certain Mortgage Loans, as to which the Mortgage File has been released to the related Servicer and not returned) or destroyed (together with a copy of the related Mortgage Note, if available) and indemnifying the Depositor, the Trustee and the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note.

          LOST NOTES: Any Mortgage Loan as to which the original Mortgage Note has been lost, misplaced (including, in the case of certain Mortgage Loans, as to which the Mortgage File has been released to the related Servicer and not returned) or destroyed and has not been replaced, as indicated on the Mortgage Loan Schedule.

          MASTER SERVICER: As of the Closing Date, Wells Fargo Bank, N.A. and, thereafter, its respective successors in interest which meet the qualifications of this Agreement.

          MASTER SERVICER CERTIFICATION: A written certification covering servicing of the Mortgage Loans by all Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

          MASTER SERVICER COLLECTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Deutsche Bank National Trust Company, as Trustee f/b/o Thornburg Mortgage Securities Trust 2004-1, Mortgage Pass-Through Certificates, Series 2004-1 - Master Servicer Collection Account."

          MASTER SERVICING FEE: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of the related Due Period. As additional compensation and as to any Distribution Date, the Master Servicer shall be entitled to receive certain income and gain realized from the investment of funds on deposit in the Master Servicer Collection Account to the extent provided in Section 4.02(c).

          MASTER SERVICING FEE RATE: 0.0150% per annum.

          MASTER SERVICING GUIDE: Wells Fargo Conduit and Norwest Conduit Servicing Guide, dated January, 1997, as amended July 2001.

          MAXIMUM LIFETIME MORTGAGE RATE: The maximum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          MERS MORTGAGE LOAN: Any Mortgage Loan as to which (i) the related Security Instrument or related assignment, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and (ii) such Mortgage Loan has been or will be registered on the MERS System.

          MERS SYSTEM: The electronic registration system maintained by MERS.

          MINIMUM LIFETIME MORTGAGE RATE: The minimum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

          MLCC: Merrill Lynch Credit Corp., a Delaware corporation, and its successors and assigns.

          MLCC LIMITED PURPOSE SURETY BOND: A limited purpose surety bond, Policy No. AB0039BE, issued by AMBAC Assurance Corporation to guarantee certain shortfalls in net proceeds realized from liquidation of Additional Collateral (as defined therein) for an Additional Collateral Mortgage Loan (as defined therein) originated by MLCC.

          MLCC MORTGAGE LOAN: A Mortgage Loan originated by MLCC.

          MODIFIABLE MORTGAGE LOANS: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate modified to any adjustable rate or hybrid product offered at the time by the related originator.

          MODIFIED MORTGAGE LOANS: Any Modifiable Mortgage Loan as to which the related Mortgagor has exercised the right to modify the Mortgage Rate.

          MODIFIED MORTGAGE LOAN SCHEDULE: With respect to each Distribution Date, a schedule listing each Modifiable Mortgage Loan that has become a Modified Mortgage Loan during the immediately preceding Due Period, and the Repurchase Price for each such Modified Mortgage Loan.

          MONTHLY ADVANCE: An advance of delinquent payments of principal or interest with respect to a Mortgage Loan required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

          MOODY'S: Moody's Investors Service, Inc. and its successors in interest.

          MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee on behalf of the Trust pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

          MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of March 1, 2004, between Thornburg, as seller, and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto.

          MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

          MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

          MORTGAGE RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate at the Cut-Off Date is equal to the "Mortgage Rate" set forth with respect thereto on the Mortgage Loan Schedule.

          MORTGAGED PROPERTY: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) or, in the case of REO Property, such REO Property, or (z) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

          MORTGAGOR: The obligor on a Mortgage Note.

          NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

          NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the related Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement, (ii) unreimbursed advances by the related Servicer or the Master Servicer and (iii) Monthly Advances.

          NET RATE: With respect to each Mortgage Loan, the Mortgage Rate in effect from time to time less the Aggregate Expense Rate.

          NON-MERS MORTGAGE LOAN: Any Mortgage Loan other than a MERS Mortgage Loan.

          NONRECOVERABLE ADVANCE: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

          OFFERED CERTIFICATE: Any Senior Certificate, Class M Certificate or Class R Certificate.

          OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for Thornburg, the Master Servicer or the Depositor.

          OPTIONAL SECURITIES PURCHASE DATE: The first Distribution Date that the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 20% of the Cut-off Date Balance.

          OPTIONAL SECURITIES PURCHASE RIGHT: The right of Thornburg to purchase the outstanding Offered Certificates in accordance with Section 5.09.

          OPTIONAL TERMINATION RIGHT: The right of Thornburg, in its capacity as Servicer, to purchase all of the Mortgage Loans in accordance with Section 10.01.

          ORIGINAL VALUE: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and
(ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

          OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

          OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

          OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date and Loan Group, the excess, if any, of (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group as of the last day of the related Due Period over (b) the Current Principal Amount of the Offered Certificates of the related Certificate Group on such Distribution Date (after taking into account the payment of Principal Funds but not any Group I or Group II Extra Principal Distribution Amount, as applicable, on such Certificates).

          PASS-THROUGH RATE: The Class I-1A Pass-Through Rate, Class I-2A Pass-Through Rate, Class II-1A Pass-Through Rate, Class II-2A Pass-Through Rate, Class II-3A Pass-Through Rate, Class II-4A Pass-Through Rate, Class I-M Pass-Through Rate or Class II-M Pass-Through Rate, as applicable.

          PERIODIC RATE CAP: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

          PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

               (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

               (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer each acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

               (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

               (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

               (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

               (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

               (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

          PERMITTED TRANSFEREE: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

          PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PHYSICAL CERTIFICATE: Any Residual Certificate registered in the name of a Holder that is not the Depository or its nominee.

          PREPAYMENT PENALTY AMOUNT: With respect to the Mortgage Loans and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected by the applicable Servicer during the immediately preceding Prepayment Period, but only to the extent required to be remitted to the Master Servicer on the applicable Servicer Remittance Date under the terms of the related Servicing Agreement.

          PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the immediately preceding calendar month.

          PRIMARY MORTGAGE INSURANCE POLICY: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

          PRINCIPAL FUNDS: With respect to a Distribution Date and each Loan Group or Loan Subgroup, an amount equal to (i) the sum, without duplication, of the following amounts with respect to Mortgage Loans in a Loan Group or Loan
Subgroup: (a) the Scheduled Principal collected during the related Due Period or advanced by a Servicer or the Master Servicer on or before the related Distribution Account Deposit Date, (b) prepayments, exclusive of any Prepayment Penalty Amounts, collected in the related Prepayment Period, (c) the Scheduled Principal Balance of each Mortgage Loan in such Loan Group or Loan Subgroup that was repurchased by Thornburg pursuant to Section 2.02, 2.03 or 3.21 or by TMI pursuant to Section 3.21, (d) any Substitution Adjustment Amounts paid by the Seller or similar amounts by any Servicer pursuant to its Servicing Agreement in connection with delivery of a Substitute Mortgage Loan, (e) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds collected during the related Prepayment Period and remitted to the Master Servicer Collection Account less all non-recoverable Monthly Advances relating to principal reimbursed pursuant to Section 4.03 or 4.05 and all Subsequent Recoveries received during the related Prepayment Period, (f) the principal portion of the purchase price of the assets of the Trust upon the exercise by Thornburg of the Optional Termination Right, (g) the Group I Loss Amount and the Group II Crossed Loss Amount or the Group II Loss Amount and the Group I Crossed Loss Amount, as applicable, and (h) the principal portion of any amounts received under the MLCC Limited Purpose Surety Bond, less (ii) amounts relating to principal allocated to such Loan Group or Loan Subgroup and used to provide expense reimbursements pursuant to Section 4.03 or 4.05 and any losses on investments in the Master Servicer Collection Account or the Distribution Account not reimbursed as specified in Section 4.02 or 4.04.

          PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan pursuant to this Agreement, any cash deposit in connection with the substitution of a Mortgage Loan, but excluding any Net Liquidation Proceeds.

          PRIVATE CERTIFICATES: Any Class B-IO Certificate.

          PROPRIETARY LEASE: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

          PROSPECTUS SUPPLEMENT: The prospectus supplement dated March 29, 2004 relating to the offering of the Offered Certificates.

          QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

          QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to each Rating Agency for pass-through certificates having the same rating as the Certificates rated by each Rating Agency as of the Closing Date.

          RATING AGENCIES: S&P and Moody's.

          REALIZED LOSS: With respect to a defaulted Mortgage Loan, the excess of the Scheduled Principal Balance of such defaulted Mortgage Loan over the Net Liquidation Proceeds with respect thereto that are allocated to principal.

          RECOGNITION AGREEMENT: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

          RECORD DATE: With respect to any Distribution Date and the Group I Certificates, so long as such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Group II Certificates, the Class B-IO Certificates and the Residual Certificates and (a) the first Distribution Date, the Closing Date, and (b) with respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

          REFERENCE BANKS: Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Seller, the Mortgage Loan Seller or the Master Servicer.

          REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to each Rating Agency, from a bank, insurance company or other corporation or entity (including the Trustee).

          RELIEF ACT: The Servicemembers Civil Relief Act.

          RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act or similar state or local laws.

          REMIC: A real estate mortgage investment conduit, as defined in the Code.

          REMIC I: That group of assets contained in the Trust designated as a REMIC consisting of (i) the Mortgage Loans (excluding any Retained Interest),
(ii) sums on deposit in any Account (exclusive of investment earnings thereon),
(iii) any REO Property relating to the Mortgage Loans, (iv) the rights with respect to each Servicing Agreement (iv) the rights of the Trust with respect to the Mortgage Loan Purchase Agreement, (v) the Additional Collateral, (vi) if any of the Mortgage Loans are MLCC Mortgage Loans, the related rights under the MLCC Limited Purpose Surety Bond and (vii) any proceeds of the foregoing.

          REMIC I INTERESTS: The REMIC I Regular Interests and the Class R-1 Certificates.

          REMIC I REGULAR INTERESTS: The REMIC I Regular Interests, as identified and with such terms as described in Section 5.01(c).

          REMIC I SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests beginning with the designation "X," equal to the ratio among:

               (i) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Subgroup I-1 over (y) the Current Principal Amount of the Class II-1A Certificates;

               (ii) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Subgroup I-2 over (y) the Current Principal Amount of the Class II-2A Certificates;

               (iii) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Subgroup II-1 over (y) the Current Principal Amount of the Class II-1A Certificates;

               (iv) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Subgroup II-2 over (y) the Current Principal Amount of the Class II-2A Certificates;

               (v) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Subgroup II-3 over (y) the Current Principal Amount of the Class II-3A Certificates; and

               (vi) the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Subgroup II-4 over (y) the Current Principal Amount of the Class II-4A Certificates.

          REMIC II: That group of assets contained in the Trust designated as a REMIC consisting of the REMIC I Regular Interests.

          REMIC II CERTIFICATES: The REMIC II Regular Interests and the Class R-2 Certificates.

          REMIC II REGULAR INTERESTS: The REMIC II Regular Interests as identified and with such terms as described in Section 5.01(d).

          REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

          REMIC PROVISIONS: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) to be purchased by the Seller or TMI pursuant to the Mortgage Loan Purchase Agreement or Article II or Section 3.21 of this Agreement, an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate, through and including the last day of the month of repurchase plus (iii) any premiums due the insurer under any Primary Mortgage Insurance Policy plus (iv) in the case of a repurchase of such Mortgage Loan resulting from breach of a representation or warranty contained in Section (vii) of Exhibit 3 to the Mortgage Loan Purchase Agreement any costs or damages incurred by the Trust in connection with the violation by such Mortgage Loan of any predatory or abusive lending law reduced by (v) any portion of any Servicing Fee or the Master Servicing Fee, Monthly Advances and advances payable to the purchaser of the Mortgage Loan.

          REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

          REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

          RESIDUAL CERTIFICATES: The Class R Certificates.

          RESPONSIBLE OFFICER: When used with respect to the Trustee, any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, any trust officer or any other officer associated with the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred because of that officer's knowledge of and familiarity with the particular subject.

          RETAINED INTEREST: Interest in respect of each Employee Loan, retained by the Retained Interest Holder at the Retained Interest Rate.

          RETAINED INTEREST HOLDER: With respect to each Employee Loan, the Seller or any successor in interest by assignment or otherwise.

          RETAINED INTEREST RATE: As of the Cut-off Date, and for each Due Period thereafter, 0.00% per annum; provided, however, if the related Mortgagor of the Employee Loan ceases to be an employee or a director of Thornburg or its Affiliates, the amount of the increase in the per annum rate set forth in the related Mortgage Note.

          RULE 144A CERTIFICATE: The certificate to be furnished with respect to the purchase of a Private Certificate that is also an Individual Certificate by a purchaser that is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto; provided that Thornburg or any of its Affiliates shall not be required to furnish Rule 144A Certificate in connection with the initial registration or subsequent transfer of the Private Certificates to Thornburg or an Affiliate of Thornburg, or from such Affiliate to Thornburg.

          S&P: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and its successors in interest.

          SCHEDULED PAYMENT: With respect to any Mortgage Loan and any Due Period, the scheduled payment of principal and interest due during such Due Period on such Mortgage Loan which either is payable by a Mortgagor in such Due Period under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

          SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

          SCHEDULED PRINCIPAL BALANCE: For any Mortgage Loan or related REO Property with respect to a Distribution Date, its principal balance as of the Cut-Off Date minus the sum of (i) the principal portion of the Scheduled Payments due from Mortgagors with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds and Insurance Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.13 of this Agreement that were received by the related Servicer by the close of business on the last day of the Prepayment Period related to such Distribution Date, and (iii) any Realized Loss with respect to such Mortgage Loan incurred during the related Prepayment Period. The Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

          SECURITIES ACT: The Securities Act of 1933, as amended.

          SECURITIES ADMINISTRATOR: Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

          SECURITIES LEGEND: [in the case of the Class B-IO Certificates:] THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

          [in the case of the Class R-1 and R-2, and Class B-IO Certificates add:] THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

          [in the case of the Class B-IO Certificates also add:] UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 90-1, PTE 91-38, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE TRUSTEE OR THE DELAWARE TRUSTEE OR ANY SERVICER WHICH WILL BE DEEMED REPRESENTED OR WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT AS REQUIRED BY THE AGREEMENT REFERRED TO HEREIN.

          SECURITY AGREEMENT: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

          SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

          SELLER: Thornburg, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

          SENIOR CERTIFICATE GROUP: Senior Certificate Group I or Senior Certificate Group II, as applicable.

          SENIOR CERTIFICATE GROUP I: The Class I-1A and Class I-2A
Certificates.

          SENIOR CERTIFICATE GROUP II: The Class II-1A, Class II-2A, Class II-3A and Class II-4A Certificates.

          SENIOR CERTIFICATES: Senior Certificate Group I or Senior Certificates Group II, as applicable.

          SERVICER: Each of the several servicers of the Mortgage Loans as set forth and as individually defined in Exhibit H hereto and any successors thereto.

          SERVICER ACCOUNT: Any account established and maintained for the benefit of the Master Servicer or the Trust by each Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the respective Servicing Agreement.

          SERVICER REMITTANCE DATE: With respect to each Mortgage Loan, the 18th day of each month, or, if such day is not a Business Day, the next Business Day.

          SERVICING AGREEMENTS: The servicing agreements relating to the Mortgage Loans as set forth in Exhibit H hereto, servicing arrangements for any Mortgage Loans under the Mortgage Loan Seller's Correspondents Sellers Guide, and any other servicing agreement entered into between a successor servicer and the Seller or the Trustee on behalf of the Trust pursuant to the terms hereof.

          SERVICING CERTIFICATION: A written certification of a Servicer (including the Master Servicer when acting as a direct servicer of Mortgage Loans) provided to the Master Servicer or to such other Person as may be providing the certification required by the Sarbanes-Oxley Act of 2002 as back-up for such latter certification, in the form attached as an exhibit to or provided for in the applicable Servicing Agreement.

          SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Servicing Fee Rate.

          SERVICING FEE RATE: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule for the related Servicer.

          SEVEN-YEAR HYBRID MORTGAGE LOANS: Those Mortgage Loans designated on the Mortgage Loan Schedule as hybrid adjustable rate mortgage loans, with an initial fixed rate period of seven years, which constitute Subgroup II-3 Mortgage Loans.

          SIGNIFICANT MODIFICATION: The meaning given to such term in Section 3.21(b) hereto.

          SIGNIFICANT MODIFICATION MORTGAGE LOAN: The meaning given to such term in Section 3.21(b) hereto.

          SPECIFIED OVERCOLLATERALIZATION AMOUNT: With respect to either Loan Group, 0.25% of the Cut-off Date Balance of the Mortgage Loans in such Loan Group.

          STARTUP DAY: March 31, 2004.

          STEPDOWN DATE: With respect to the Group I Certificates or the Group II Certificates, the earlier to occur of (a) the Distribution Date on which the aggregate Current Principal Amount of the Group I or Group II Senior Certificates, as applicable, has been reduced to zero and (b) the later to occur of (i) the Distribution Date occurring in April 2007 and (ii) the first Distribution Date for which the Current Principal Amount of the Class I-M or Class II-M Certificates, as applicable, plus the Overcollateralization Amount for the related Loan Group for such Distribution Date divided by the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group as of the end of the related Due Period is greater than or equal to 5.10% for Loan Group I or 5.20% for Loan Group II.

          SUBGROUP I-1 MORTGAGE LOAN: Any Mortgage Loan that has been identified as such on the Mortgage Loan Schedule.

          SUBGROUP I-2 MORTGAGE LOAN: Any Mortgage Loan identified as such on the Mortgage Loan Schedule.

          SUBGROUP II-1 MORTGAGE LOAN: Any Mortgage Loan that has been identified as such on the Mortgage Loan Schedule.

          SUBGROUP II-2 MORTGAGE LOAN: Any Mortgage Loan identified as such on the Mortgage Loan Schedule.

          SUBGROUP II-3 MORTGAGE LOAN: Any Mortgage Loan that has been identified as such on the Mortgage Loan Schedule.

          SUBGROUP II-4 MORTGAGE LOAN: Any Mortgage Loan that has been identified as such on the Mortgage Loan Schedule.

          SUBORDINATE CERTIFICATE: A Class I-M Certificate or Class II-M Certificates.

          SUBSEQUENT RECOVERY: The recovery of any amount (including the release of surplus funds held to cover expenses) in respect of, and after a Mortgage Loan becomes, a Liquidated Mortgage Loan.

          SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee on behalf of the Trust pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted, (viii) is not a Cooperative Loan unless such Mortgage Loan was a Cooperative Loan; (ix) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan; and (x) is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; provided, however, that no mortgage loan will be eligible to become a Substitute Mortgage Loan if its inclusion in the Trust would be in violation of the provisions of Section 2.04 hereof.

          SUBSTITUTION ADJUSTMENT AMOUNT: The meaning set forth in Section 2.04.

          TAX ADMINISTRATION AND TAX MATTERS PERSON: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for each Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

          TEN-YEAR HYBRID MORTGAGE LOANS: Those Mortgage Loans designated on the Mortgage Loan Schedule as hybrid adjustable rate mortgage loans with an initial fixed rate period of ten years, which constitute Subgroup II-4 Mortgage Loans.

          THREE-YEAR HYBRID MORTGAGE LOANS: Those Mortgage Loans designated on the Mortgage Loan Schedule as hybrid adjustable rate mortgage loans with an initial fixed-rate period of three years, which constitute Subgroup II-1 Mortgage Loans.

          TMI: Thornburg Mortgage, Inc., a Maryland corporation, and its successors and assigns.

          TRIGGER EVENT: With respect to any Distribution Date on or after the Stepdown Date, the occurrence of either a Delinquency Event or a Loss Event.

          TRUST: Thornburg Mortgage Securities Trust 2004-1, the Delaware statutory trust created pursuant to this Agreement, and the assets of which consist of the Mortgage Loans and the other assets described in Section 2.01(a).

          TRUSTEE: Deutsche Bank National Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

          TRUSTEE FEE: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of one-twelfth of the Trustee Fee Rate and the Scheduled Principal Balance of the Mortgage Loan as of the first day of the related Due Period.

          TRUSTEE FEE RATE: 0.00060% per annum.

          UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

          UNCERTIFICATED PRINCIPAL BALANCE: With respect to any REMIC I Regular Interest, the balance thereof as indicated in Section 5.01, as reduced by amounts allocated thereto in reduction thereof in accordance with Section 5.01.

          UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the related Servicing Agreement, without regard to whether or not such policy is maintained.

          UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

          UNPAID APPLIED REALIZED LOSS AMOUNT: With respect to either Class of the Subordinate Certificates and any Distribution Date, the excess of (i) the Applied Realized Loss Amount with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries, in each case for such Class on all previous Distribution Dates. Any amounts distributed to a Class of Subordinate Certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the Current Principal Amount of such Class and Subsequent Recoveries will be applied to increase Current Principal Amounts of the Class I-M or Class II-M Certificates, as applicable, as provided in Section 6.02.


                                   ARTICLE IA

                                  ORGANIZATION

          Section 1A.01. NAME OF TRUST. The name of the Trust formed hereby shall be "Thornburg Mortgage Securities Trust 2004-1," in which name the Trustee may conduct the business and affairs of the Trust, make and execute contracts and agreements on behalf of the Trust and sue and be sued.

          Section 1A.02. OFFICE. The office of the Trust shall be in care of the Delaware Trustee, and an additional office of the Trust shall be in care of the Trustee. In the case of the Delaware Trustee the office of the Trust shall be located at 1011 Centre Street, Suite 200, Wilmington, Delaware 19805 and in the case of the Trustee, the office of the Trust shall be located at its Corporate Trust Office, or at such other address as the Delaware Trustee or the Trustee may designate by written notice to the Certificateholders, each Rating Agency and the other parties to this Agreement.

          Section 1A.03. DECLARATION OF TRUST. The Depositor hereby appoints Deutsche Bank National Trust Company as Trustee of the Trust, to have all the rights powers and duties set forth herein. The Depositor hereby appoints Deutsche Bank Trust Company Delaware to act as Delaware Trustee hereunder. It is the intention of the parties hereto that the Trust constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE ss. 3801 ET SEQ., as the same may be amended from time to time (the "Delaware Statutory Trust Statute"), and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth in the Delaware Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee and the Delaware Trustee are hereby authorized to execute the Original Trust Agreement and to file a Certificate of Trust in substantially the form of Exhibit J with the Secretary of State of Delaware, on behalf of the Trust.

          Section 1A.04. PURPOSE AND POWERS. The purposes of the Trust are (i) to issue the Certificates and to sell the Certificates to or at the direction of the Depositor; (ii) with the proceeds of the sale of the Certificates, to purchase the Mortgage Loans and all related assets and to pay any organizational start-up and transactional expenses of the Trust; (iii) to enter into this Agreement and to perform its obligations hereunder; (iv) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and (v) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with the conservation of the assets of the Trust and the making of distributions to the Certificateholders. The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement.

          Section 1A.05. LIABILITY OF THE CERTIFICATEHOLDERS. The
Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          Section 1A.06. TITLE TO TRUST PROPERTY. Legal title to the assets of the Trust shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, the Delaware Trustee, a co-trustee and/or a separate trustee, as the case may be, and in each case on behalf of the Trust. The Certificateholders shall not have legal title to any part of the assets of the Trust. No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the assets of the Trust. The Trustee, in such capacity and in its capacity as Custodian, is hereby authorized to hold all assets of the Trust on behalf of the Trust, for the benefit of the Certificateholders.

          Section 1A.07. SITUS OF TRUST. The Trust will be located in the State of Delaware and administered in the States of Delaware, California and Maryland. Nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of Delaware. The Trust may also be qualified to do business in the State of New York.

          Section 1A.08. THE DELAWARE TRUSTEE. (a) The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee.

          (b) The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under
Section 3811 of the Delaware Statutory Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Certificateholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Delaware trustee shall have no liability for the acts or omissions of the Trustee.

          (c) The Delaware Trustee may be removed by the Trustee upon thirty days prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon thirty days prior written notice to the Trustee. No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware trustee. If no successor has been appointed within such thirty day period, the Delaware Trustee or the Trustee may, at the expense of the Trust, petition a court to appoint a successor Delaware trustee.

          (d) Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

          (e) The Delaware Trustee shall be entitled to all of the same rights, protections indemnities and immunities under this Agreement and with respect to the Trust as the Trustee. No amendment or waiver of any provision of this Agreement which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

          (f) In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the certificate of trust to be filed with the Secretary of State of Delaware in accordance with Section 3810 of the Delaware Statutory Trust Act, indicating the change of such Delaware Trustee's identity. In addition, until the termination of the Trust and this Agreement, either the Trustee or Delaware Trustee shall at all times fulfill the requirements of the Delaware Statutory Trust Act.

          Section 1A.09 SEPARATENESS PROVISIONS. The Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity. Except as expressly set forth herein, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor or any of its Affiliates. The Trust shall not engage in any business activity other than as contemplated by this Agreement and related documentation. The Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by this Agreement and related documentation. Other than as contemplated by this Agreement and related documentation, the Trust shall not follow the directions or instructions of the Depositor. The Trust shall conduct its own business in its own name. The Trust shall observe all formalities required under the Delaware Statutory Trust Statute. The Trust shall not hold out its credit as being available to satisfy the obligations of any other person or entity. The Trust shall not acquire the obligations or securities of its Affiliates or the Seller. Other than as contemplated by this Agreement and related documentation, the Trust shall not pledge its assets for the benefit of any other person or entity. The Trust shall correct any known misunderstanding regarding its separate identity. The Trust shall not identify itself as a division of any other person or entity.

          For accounting purposes, the Trust shall be treated as an entity separate and distinct from any Certificateholder. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto. This Agreement is and shall be the only agreement among the parties hereto with respect to the creation, operation and termination of the Trust.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

          Section 2.01 CONVEYANCE OF MORTGAGE LOANS AND OTHER ASSETS TO THE TRUST. (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date (and excluding any Retained Interest on a Mortgage Loan); (ii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in each Servicer Account, the Master Servicer in the Master Servicer Collection Account and the Trustee in the Distribution Account (but, in each case, excluding all investment earnings thereon), for the benefit of the Trust, (iii) any REO Property, (iv) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto),
(v) the rights of the Depositor in, but none of the obligations of the Depositor with respect to, the Mortgage Loan Purchase Agreement, including but not limited to Depositor's rights and obligations pursuant to each of the Servicing Agreements (noting that the Seller has also retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies), (vi) its rights with respect to each of the Servicing Agreements,
(vii) with respect to Additional Collateral Mortgage Loans (a) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Additional Collateral Mortgage Loan,
(b) its security interest in and to any Additional Collateral, and (c) its right to receive payments in respect of any Additional Collateral Mortgage Loan pursuant to the related Servicing Agreement, in each case, as previously conveyed to the Seller, and the Depositor, (viii) if any of the Mortgage Loans identified on the Mortgage Loan Schedule are MLCC Mortgage Loans, its related rights under the MLCC Limited Purpose Surety Bond and (ix) any proceeds of the foregoing. The Seller hereby consents to such transfer of the Depositor's right, title and interest as set forth above.

          The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Seller or the Depositor or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto. The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's, the Trust's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Trust or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement. The Seller hereby consents to such transfer of the Depositor's right, title and interest as set forth above.

          In addition to the foregoing, the Depositor shall deliver to the Trustee on the Closing Date, for deposit into the Distribution Account, the sum of $100.00, to be distributed in accordance with Section 6.01(a) hereof.

          For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. ss. 2701A, et seq. (the "Securitization Act"), each of the parties hereto hereby agrees that:

               (i) any property, assets or rights purported to be transferred, in whole or in part, by the Depositor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Depositor;

               (ii) none of the Depositor, its creditors or, in any insolvency proceeding with respect to the Depositor or the Depositor's property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Depositor any property, assets or rights purported to be transferred, in whole or in part, by the Depositor pursuant to this Agreement (including the Assignment);

               (iii) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Depositor or the Depositor's property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Depositor's property, assets, rights or estate; and

               (iv) the transaction contemplated by this Agreement shall constitute a "securitization transaction" as such term is used in the Securitization Act.

          Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust, and that this Agreement shall constitute a security agreement under applicable law.

          (b) In connection with such transfer and assignment, the Seller, on behalf of the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or any Custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

               (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse, in blank or in substantially the following form: pay to the order of Deutsche Bank National Trust Company, as Trustee for Thornburg Mortgage Securities Trust 2004-1, without recourse (in each case, with all necessary intervening endorsements as applicable);

               (ii) the original of any guarantee, security agreement or pledge agreement relating to any Additional Collateral, if applicable, and executed in connection with the Mortgage Note, assigned to the Trustee on behalf of the Trust;

               (iii) with respect to each Mortgage Loan (other than a Cooperative Loan), the original recorded Security Instrument with evidence of recording indicated thereon and the original recorded power of attorney, if the Security Instrument was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Security Instrument or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Security Instrument or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording. If, in connection with any Mortgage Loan, the Seller cannot deliver the Security Instrument with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Security Instrument has been delivered for recordation or because such Security Instrument has been lost, the Seller shall deliver or cause to be delivered to the Trustee (or its Custodian) on behalf of the Trust, in the case of a delay due to recording, a true copy of such Security Instrument, pending delivery of the original thereof, together with an Officer's Certificate of the Seller certifying that the copy of such Security Instrument delivered to the Trustee (or its Custodian) is a true copy and that the original of such Security Instrument has been forwarded to the public recording office, or, in the case of a Security Instrument that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Security Instrument is not required to enforce the Trustee's interest in the Mortgage Loan;

               (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

               (v) with respect to each Non-MERS Mortgage Loan (other than a Cooperative Loan), the original assignment of mortgage for each Mortgage Loan;

               (vi) if applicable, such original intervening assignments of the Security Instrument, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

               (vii) the original Primary Mortgage Insurance Policy, if any, or certificate, if private mortgage guaranty insurance is required;

               (viii) with respect to each Mortgage Loan (other than a Cooperative Loan), the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

               (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Security Instrument or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Seller certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) on behalf of the Trust is a true copy and that the original of such document has been forwarded to the public recording office; and

               (x) with respect to any Cooperative Loan, the Cooperative Loan Documents.

          (c) (i) Assignments of each Security Instrument with respect to each Non-MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent counsel and not at the expense of the Trust or the Trustee) acceptable to the Trustee, each Rating Agency and the Master Servicer, recording in such states is not required to protect the Trust's interest in the related Non-MERS Mortgage Loans; PROVIDED, HOWEVER, notwithstanding the delivery of any Opinion of Counsel, each assignment of Security Instrument shall be submitted for recording by the Seller (or the Seller will cause the applicable Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one assignment of Security Instrument, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the applicable Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), in each public recording office where the related Mortgages are recorded, each assignment referred to in subsection (b)(v) above with respect to a Non-MERS Mortgage Loan.

               (ii) With respect to each Cooperative Loan, the Seller will take (or shall cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary under applicable law in order to perfect the interest of the Trust in the related Mortgaged Property.

               (iii) With respect to each MERS Mortgage Loan, the Seller will take (or shall cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary to cause the Trust to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

          (d) In addition, in instances where a title insurance policy is required to be delivered to the Trustee, or to the Custodian on behalf of the Trustee, under clause (b)(viii) above and is not so delivered, the Seller will provide a copy of such title insurance policy to the Trustee, or to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

          (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account are to be remitted by the related Servicers in accordance with their respective Servicing Agreements. All original documents that are not delivered to the Trustee or the Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

          (f) Notwithstanding the foregoing, with respect to up to 1% of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, in lieu of a Mortgage File containing an original, endorsed Mortgage Note, the Seller may deliver a Lost Note Affidavit with respect thereto.

          Section 2.02 ACCEPTANCE OF MORTGAGE LOANS AND OTHER TRUST ASSETS BY TRUSTEE. (a) The Trustee acknowledges the sale, transfer and assignment of the Mortgage Loans and other assets as provided in Section 2.01(a) to the Trust by the Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it pursuant to
Section 2.01(b), and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust delivered to it as Trustee in trust for the Trust (for the benefit of all present and future Holders of the Certificates). On the Closing Date, the Trustee (or Custodian on its behalf), with respect to the Mortgage Loans, shall acknowledge with respect to each Mortgage Loan by an Initial Certification substantially in the form of Exhibit C-1 hereto (i) receipt of a Mortgage File containing an original Mortgage Note, but without review of any such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or (ii) that a Lost Note Affidavit has been delivered with respect thereto. No later than 90 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review, or cause to be reviewed by a Custodian on its behalf (under a Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller, the Depositor and the Master Servicer, an Interim Certification substantially in the form annexed as Exhibit C-2 hereto. In conducting such review, the Trustee (or Custodian) will ascertain whether all required documents have been executed and received, and based on the Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee (or the Custodian, as its agent) may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee (or the Custodian, as its agent) finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller (provided, however, that with respect to those documents described in subsection (b)(iv), (b)(vi), (b)(vii) and (b)(ix) of Section 2.01, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee (or the Custodian, as its agent) of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Trust or the Certificateholders in the related Mortgage Loan, the Trustee or the Custodian, as its agent, shall enforce the Seller's obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee's or the Custodian's notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, an Officer's Certificate confirming that such documents have been accepted for recording, and delivery to the Trustee (or the Custodian, as its agent) shall be effected by the Seller within thirty days of its receipt of the original recorded document.

          (b) No later than 180 days after the Closing Date, the Trustee (or the Custodian, as its agent) will determine whether all documents in the Mortgage Files required to be delivered to it were delivered to it and will execute and deliver or cause to be executed and delivered to the Seller, the Depositor and the Master Servicer a Final Certification substantially in the form annexed as Exhibit C-3 hereto. In making such determination, the Trustee (or the Custodian, as its agent) will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee (or the Custodian, as its agent) finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee (or the Custodian, as its agent) shall promptly notify the Seller (provided, however, that with respect to those documents described in subsection
(b)(iv), (b)(vi), (b)(vii) and (b)(ix) of Section 2.01, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect or the Seller shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Trust or the Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Trust or the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement to purchase such Mortgage Loan at the Repurchase Price. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, an Officer's Certificate confirming that such documents have been accepted for recording, and delivery to the Trustee (or the Custodian, as its agent) shall be effected by the Seller within thirty days of its receipt of the original recorded document.

          (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above or 2.03 below as a consequence of a breach of representation or warranty under Section 2.07 below, the Seller shall remit to the Trustee the Repurchase Price for deposit in the Distribution Account and the Seller shall provide to the Trustee written details concerning the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Distribution Account, the Trustee shall notify the Depositor and the Master Servicer, and the Trustee (or the Custodian, as its agent) (upon receipt of a Request for Release to be executed by the Seller in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify each Rating Agency and the Master Servicer of such amendment. The obligation of the Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Trust, the Certificateholders, or to the Trustee on their behalf.

          Section 2.03 MORTGAGE LOAN PURCHASE AGREEMENT. If the Depositor, the Master Servicer, the Seller, the Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as incorporated by reference herein pursuant to
Section 2.07, which breach materially and adversely affects the value of the interests of the Trust, the Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trust; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower.) Any such purchase by the Seller shall be made by providing an amount equal to the Repurchase Price to the Trustee for deposit in the Distribution Account and written notification containing details of the components of such Repurchase Price. Upon receipt of notice from the Trustee of the deposit of the Repurchase Price in the Distribution Account, the Seller shall execute and deliver a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and each Rating Agency of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Trust, the Certificateholders or the Trustee on their behalf.

          Section 2.04 SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Trustee, on behalf of the Trust, a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement and this Agreement; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in
Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Seller shall provide to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date (a "Substitution Adjustment Amount"), which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Seller. After such notification to the Seller and, if any such excess exists, upon receipt of such deposit, the Trustee, on behalf of the Trust, shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust, and accrued interest for such month on the Mortgage Loan being repurchased by the Seller and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee (or Custodian) of a Request for Release for such Mortgage Loan), the Trustee shall release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee on behalf of the Trust. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and each Rating Agency.

          Section 2.05 ISSUANCE OF CERTIFICATES. The Trustee on behalf of the Trust acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust and, concurrently therewith, has signed, and authenticated and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Trust and the Certificateholders.

          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Certificates.

          Section 2.06 REPRESENTATIONS AND WARRANTIES CONCERNING THE DEPOSITOR. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

               (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

               (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

               (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

               (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

               (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

               (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

               (vii) immediately prior to the transfer and assignment to the Trustee on behalf of the Trust, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee on behalf of the Trust free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

          Section 2.07 REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS. (a) The representations and warranties of the Seller with respect to the Mortgage Loans contained in Section 7 of the Mortgage Loan Purchase Agreement (including Exhibit 4 thereto) are incorporated by reference herein and are hereby restated in their entirety, as of the Closing Date, by the Seller for the benefit of the Trust and the Certificateholders.

          (b) The Depositor hereby represents and warrants to the Trustee and the Trust, as of the Closing Date, with respect to each Mortgage Loan being sold by it that (i) it had good and transferable title to each such Mortgage Loan at the time of its sale to the Trust, and (ii) each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1).

          (c) In the event of a breach of a representation or warranty regarding a Mortgage Loan by the Seller, the Seller, shall repurchase or substitute for such Mortgage Loan in accordance with the provisions of Section 2.03 or 2.04 hereof, and in the event of a breach of a representation or warranty regarding a Mortgage Loan by the Depositor, the Depositor, shall repurchase or substitute for such Mortgage Loan in accordance with the provisions of Section 2.03 or 2.04 hereof as if the Depositor were the Seller. None of the Trustee, the Trust or the Certificateholders shall have any remedy other than the requirement that a Mortgage Loan be repurchased or substituted for by either the Seller or the Depositor, as applicable, with respect to any breaches of representations or warranties with respect to such Mortgage Loan.

          (d) Notwithstanding that any representation or warranty made by the Seller in Section 7 of the Mortgage Loan Purchase Agreement (including Exhibit 4 thereto) is made only to the best of the Seller's knowledge, the Seller shall be obligated under this Section 2.07 to repurchase or substitute for any Mortgage Loan with respect to which such representation or warranty was untrue as of the Cut-off Date, the Closing Date, or otherwise, as applicable, irrespective of the Seller's lack of knowledge thereof.

          Section 2.08 APPOINTMENT OF CUSTODIAN. The Trustee is hereby appointed Custodian of the Mortgage Loans and the related Mortgage Files. The Trustee shall be compensated for its services as Custodian by Thornburg, pursuant to a separate agreement between Thornburg and Deutsche Bank National Trust Company. In the event that the Trustee is owed any sums not paid by Thornburg, the Trustee shall be entitled to reimbursement for such amounts as an expense of the Trust pursuant to Section 9.05 hereof. The Trustee, with the consent of Thornburg, may enter into an agreement with a third-party to assume the role of custodian hereunder, provided that (i) such Agreement shall be substantially in the form of Exhibit G hereto, (ii) such custodian shall be acceptable to each Rating Agency and the Depositor, and (iii) the Trustee, unless such successor Custodian is appointed at the request of Thornburg, then Thornburg, shall be responsible for all costs and expenses relating to the transference of the Mortgage Files to such successor custodian.

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

          Section 3.01 MASTER SERVICER. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and, where applicable, the Correspondent Sellers Guide and the Master Servicing Guide, and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and, where applicable, the Master Servicing Guide. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 6.04 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the related Servicer Accounts pursuant to the applicable Servicing Agreements.

          The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property, which limited powers of attorney shall provide that the Trustee will not be liable for the actions or omissions of the Servicers or Master Servicer in exercising such powers.

          The Trustee shall provide access to the records and documentation in possession of the Trustee (including in its capacity as Custodian hereunder) regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

          The Trustee shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

          Section 3.02 REMIC-RELATED COVENANTS. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

          Section 3.03 MONITORING OF SERVICERS. (a) The Master Servicer shall be responsible for reporting to the Trustee (on behalf of the Trust) and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

          (b) The Master Servicer, for the benefit of the Trust and the Certificateholders, shall (acting as agent of the Trust when enforcing the Trust's rights under each Servicing Agreement) (i) enforce the obligations of each Servicer under the related Servicing Agreement and (ii) in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

          (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

          (d) The Master Servicer shall require each Servicer to comply with the remittance and certification requirements and other obligations set forth in the related Servicing Agreement.

          (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

          (f) With respect to Additional Collateral Mortgage Loans, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee the activities of any Servicer under its Servicing Agreement with respect to Additional Collateral, except (a) with respect to any instances where a Servicer, in the course of fulfilling its obligations under the related Servicing Agreement seeks directions, instructions, consents or waivers from the Master Servicer with respect to any item of Additional Collateral, or (b) upon the occurrence of the following events (i) in the case of a final liquidation of any Mortgaged Property secured by Additional Collateral, the Master Servicer shall enforce the obligation of the Servicer under the related Servicing Agreement to liquidate such Additional Collateral as required by such Servicing Agreement, and (ii) if the Master Servicer assumes the obligations of such Servicer as successor Servicer under the related Servicing Agreement pursuant to this Section 3.03, as successor Servicer, it shall be bound to service and administer the Additional Collateral in accordance with the provisions of such Servicing Agreement.

          Section 3.04 FIDELITY BOND. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

          Section 3.05 POWER TO ACT; PROCEDURES. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trust and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate, in its own name, on behalf the Trust, or in the name of the Trust, foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I or REMIC II to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I or REMIC II to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I or REMIC II, as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a servicing officer, with any limited powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). In instituting foreclosures or similar proceedings, the Master Servicer shall institute such proceedings either in its own name on behalf of the Trust or in the name of the Trust (or cause the related Servicer, pursuant to the related Servicing Agreement, to institute such proceedings either in the name of such Servicer on behalf of the Trust or in the name of the Trust), unless otherwise required by law or otherwise appropriate. If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trust or the Trustee on its behalf or that the Trust or the Trustee, as applicable, would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee, on behalf of the Trust, in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

          Section 3.06 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

          Section 3.07 RELEASE OF MORTGAGE FILES. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Master Servicer will cause the Servicer, if required under the applicable Servicing Agreement, to promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a servicing officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a servicing officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Servicer Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Trustee (or the Custodian, on behalf of the Trustee) deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee (or the Custodian, on behalf of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee (and the Custodian, if applicable) shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Servicer Account.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee (or the Custodian, on behalf of the Trustee), shall, upon the request of a Servicer or the Master Servicer, and delivery to the Trustee (the Custodian, on behalf of the Trustee), of two copies of a request for release signed by a servicing officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a servicing officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a servicing officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee (or the Custodian on behalf of the Trustee), to the Servicer or the Master Servicer.

          Section 3.08 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR TRUST.

          (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee (or Custodian) such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee (or Custodian). Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Net Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trust and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Fee, any additional compensation pursuant to Section 3.14 and any other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and any other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

          (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Net Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trust and the Certificateholders and shall be and remain the sole and exclusive property of the Trust; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

          Section 3.09 STANDARD HAZARD INSURANCE AND FLOOD INSURANCE POLICIES.

          (a) For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          (b) Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section
4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

          Section 3.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee, the Trust and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

          Section 3.11 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.

          (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

          (b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee, the Trust and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.

          Section 3.12 TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS. The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

          Section 3.13 REALIZATION UPON DEFAULTED MORTGAGE LOANS. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

          Section 3.13A. REALIZATION UPON TROUBLED MORTGAGE LOANS. The Master Servicer shall have the right to cause a Servicer to sell or work out any Mortgage Loan as to which the Master Servicer reasonably believes that default in payment is likely, provided, however, that, with respect to any such sale of a Mortgage Loan by a Servicer, the related sale price shall be no less than the Scheduled Principal Balance of such Mortgage Loan as of the last day of the Due Period immediately preceding the date of such sale plus accrued interest thereon through such sale date. Any and all proceeds from such a sale shall be deemed to be Liquidation Proceeds hereunder and any such Mortgage Loan which has been sold shall be deemed a Liquidated Mortgage Loan hereunder.

          Section 3.14 ADDITIONAL COMPENSATION TO THE MASTER SERVICER. Pursuant to Section 4.02(c), certain income and gain realized from any investment of funds in the Master Servicer Collection Account shall be for the benefit of the Master Servicer as additional compensation. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but, unless otherwise specifically permitted in a Servicing Agreement, not including any Prepayment Penalty Amounts) shall be retained by the applicable Servicer, or the Master Servicer, and shall not be deposited in the related Servicer Account or Master Servicer Collection Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. The amount of the aggregate compensation payable as set forth in this Section 3.14 plus the Master Servicing Fee due to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 6.07.

          Section 3.15 REO PROPERTY.

          (a) In the event the Trust (or the Trustee on its behalf) acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

          (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Servicer Account.

          (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

          (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the related Servicer Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Collection Account on the next succeeding Remittance Date.

          Section 3.16 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

          (a) The Master Servicer shall deliver to the Securities Administrator, the Depositor, the Trustee and each Rating Agency on or before March 1 of each year, commencing in March, 2005, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) the officer certifying such Officer's Certificate has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and (iii) nothing has come to the attention of such officer to lead such officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof.

          (b) Copies of such statements shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement shall have been delivered to the Trustee.

          Section 3.17 ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT. If the Master Servicer has, during the course of any calendar year, directly serviced any of the Mortgage Loans, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Securities Administrator, the Trustee, the Rating Agencies and the Depositor by March 1, 2005, and by March 1 of each year thereafter, in each case for the immediately preceding calendar year, to the effect that, with respect to the most recently ended calendar year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder, upon request, by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If any such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

          Section 3.18 REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION. Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to the Trustee who shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 in the first year that it has received prior instructions from the Depositor to do so, the Securities Administrator shall, in accordance with industry standards and only if instructed by the Depositor, file a Form 15 Suspension Notice with respect to the Trust, if applicable. On or prior to (i) March 1, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, on or prior to March 1 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report and annual statement of compliance of each Servicer, in each case, required to be delivered pursuant to its Servicing Agreement, and, if applicable, the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Section 3.16 and 3.17. On or prior to March 31, 2005 and, unless and until a Form 15 Suspension Notice shall have been filed, on or prior to March 31 of each year thereafter, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust.

          Section 3.19 AMENDMENTS TO MASTER SERVICING GUIDE AND CORRESPONDENT SELLERS GUIDE. The Seller and the Master Servicer hereby agree not to amend the Master Servicing Guide or the Correspondent Sellers Guide with respect to the Mortgage Loans (which are Securitized Loans (as defined therein)) which amendment would (i) change the Servicer Remittance Date or date for remittance of any servicer reports or monthly remittance advices, (ii) change the manner in which any Servicer makes Advances, servicing advances or amounts to compensate for Interest Shortfalls or (iii) otherwise have a material adverse effect on the Trust or the Certificateholders unless such changes are made pursuant to the provisions of Section 11.02 hereof.

          Section 3.20 UCC. The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Depositor has informed the Trustee were filed on the Closing Date in connection with the Trust. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

          Section 3.21 PURCHASE OF CERTAIN MORTGAGE LOANS.

          (a) Thornburg, in its capacity as a Servicer of a substantial portion of the Mortgage Loans, shall have the right to purchase from the Trust any Mortgage Loan which as of the first day of a Calendar Quarter is delinquent in payment by 90 days or more or is an REO Property, at a price equal to the Repurchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and
(ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

          (b) (i) In addition, Thornburg, in its capacity as the Seller, may, but is not required to, repurchase any Mortgage Loan as to which the Mortgagor has requested a Significant Modification and such Mortgagor has a satisfactory payment history under such Mortgage Loan and meets the credit standards of the Seller for the loan program selected (a "Significant Modification Loan"). A "Significant Modification" shall mean any modification to the interest rate of the greater of (a) 0.25% added or subtracted from the existing rate and (b) a change equal to the product of (1) 5% and (2) the annual existing interest rate thereon, which is not provided for in the related Mortgage Note. The purchase price for any such repurchase pursuant to this Section 3.21(b)(i) shall be the applicable Repurchase Price. In order to exercise its repurchase rights hereunder, the Seller shall deliver to the Master Servicer and the Trustee a certificate identifying the Mortgage Loan to be repurchased and certifying that
(i) such Mortgage Loan is a Significant Modification Loan, and (ii) that the Significant Modification Loan will be entered into on the date of such repurchase.

               (ii) No later than the fourth Business Day prior to each Distribution Date, Thornburg will provide to the Master Servicer a list identifying all Mortgage Loans that became Converted Mortgage Loans or Modified Mortgage Loans during the related Due Period. On the third Business Day prior to each Distribution Date, provided that it has received such list from Thornburg, the Master Servicer shall prepare and provide to TMI a Converted Mortgage Loan Schedule and a Modified Mortgage Loan Schedule with respect to such Due Period. No later than 1:00 PM Eastern Time on the second Business Day prior to each Distribution Date, TMI shall purchase each Converted Mortgage Loan and Modified Mortgage Loan, to the extent specified in a Converted Mortgage Loan Schedule or Modified Mortgage Loan Schedule delivered to it by the Master Servicer for such Distribution Date, at the applicable Repurchase Price for each such Converted Mortgage Loan or Modified Mortgage Loan, as applicable, and shall remit such Repurchase Price to the Master Servicer for deposit in the Master Servicer Collection Account.

          (c) If at any time Thornburg or TMI, as applicable, remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Repurchase Price for a Mortgage Loan of the type set forth in clauses (a) or (b) above, and Thornburg or TMI, as applicable, provides to the Trustee a certification signed by a servicing or other responsible officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of Thornburg or TMI, as applicable, without recourse to Thornburg or TMI, as applicable, which shall succeed to all the Trust's and/or the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. Thornburg or TMI, as applicable, will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Trust, the Trustee or the Certificateholders with respect thereto.

          Section 3.22 INSTRUCTIONS TO THE TRUSTEE. In the event that the Trustee is required under a Servicing Agreement to give any waivers, consents or instructions to the related Servicer, if the Trustee reasonably believes that such actions (i) are not ministerial in nature, (ii) involve the waiver of any defaults by a Servicer, or (iii) pertain to the termination of a Servicer or the Servicing Agreement, the Trustee may seek written directions from the Holders of 51% of the Fractional Undivided Interests of the Class I-M Certificates or the Class II-M Certificates if the matter relates solely to Group I Mortgage Loans or Group II Mortgage Loans, respectively, or of both the Class I-M and Class II-M Certificates if the matter relates to both Group I and Group II Mortgage Loans. In the absence of such instruction from the requisite applicable Certificateholders, the Trustee may seek such instructions from the Holders of 51% of the Fractional Undivided Interests of the Group I Senior Certificates or the Group II Senior Certificates if the matter relates solely to the Group I Mortgage Loans or the Group II Mortgage Loans, respectively, or of all the Senior Certificates if the matter relates to both Group I and Group II Mortgage Loans. If the Trustee does not receive any such requested instructions, the Trustee may refrain from giving any consent, waiver, instruction or direction to the related Servicer and shall not be liable for any losses or damages resulting from such failure to give such requested consents, waivers, instructions or directions.

                                   ARTICLE IV

                                    Accounts

          Section 4.01 SERVICER ACCOUNTS. (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more Servicer Accounts in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer's own funds (less, in the case of each Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the applicable Servicing Agreement) and all other amounts to be deposited in each such Servicer Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Servicer Account for purposes required or permitted by this Agreement and the applicable Servicing Agreement. For the purposes of this Agreement, Servicer Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. Each Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each related Servicer Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 11.02 hereof.

          (b) [Reserved];

          (c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each applicable Servicer Remittance Date, each Servicer shall withdraw or shall cause to be withdrawn from the related Servicer Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

               (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

               (ii) Full Principal Prepayments and any Net Liquidation Proceeds received by the Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees, and any Subsequent Recoveries received in the related Prepayment Period;

               (iii) Partial Principal Prepayments received by the Servicers for such Mortgage Loans in the related Prepayment Period;

               (iv) Prepayment Penalty Amounts, if any, and only if required under the related Servicing Agreement; and

               (v) Any amount to be used as a Monthly Advance or Compensating Interest Payment.

          (d) Withdrawals may be made from a Servicer Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b), certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Master Servicer Collection Account.

          Section 4.02 MASTER SERVICER COLLECTION ACCOUNT. (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Trust and the Certificateholders, the Master Servicer Collection Account as a segregated account, each of which shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

               (i) Any amounts withdrawn from a Servicer Account;

               (ii) Any Monthly Advance and any Compensating Interest Payments received from a Servicer, or required to be made by the Master Servicer to the extent required but not made by a Servicer;

               (iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Servicer Account;

               (iv) The Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to Section 2.02, 2.03 or 3.21, any Substitution Adjustment Amounts, the Repurchase Price with respect to any Mortgage Loans purchased by TMI pursuant to Section 3.21, and all proceeds of any Mortgage Loans or property acquired with respect thereto purchased pursuant to Section 10.01;

               (v) Any amounts required to be deposited with respect to losses on investments of deposits in the Master Servicer Collection Account; and

               (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

          (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Trust and Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges (but excluding all Prepayment Penalty Amounts) and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (vi), (vii), (ix) and (x) with respect to the Securities Administrator, need not be credited by the Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a servicing officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

          (c) The amount at any time credited to the Master Servicer Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Trust, in Permitted Investments as follows. All Permitted Investments shall be for the benefit of Thornburg, in its capacity as Servicer, except that the investment income with respect to the investment of all funds on deposit in the Master Servicer Collection Account earned on the Business Day prior to the Distribution Account Deposit Date shall be for the benefit of the Master Servicer. All Permitted Investments made for the benefit of Thornburg shall be made at the written direction of Thornburg to the Master Servicer (or, if no such written direction is received, in investments of the type specified in clause (v) of the definition of Permitted Investments), shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Business Day prior to the next succeeding Distribution Account Deposit Date. Any and all investment earnings from such Permitted Investments shall be paid to Thornburg, and the risk of loss of moneys resulting from such investments shall be borne by and be the risk of Thornburg. Thornburg shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the next succeeding Distribution Account Deposit Date.

          All Permitted Investments for the benefit of the Master Servicer shall be in such Permitted Investments as shall be selected by the Master Servicer and shall mature (and be subject to withdrawal and held until) the next succeeding Distribution Account Deposit Date. Any and all investment earnings from such Permitted Investments shall be paid to the Master Servicer and the risk of loss on such Permitted Investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account no later than the next succeeding Distribution Account Deposit Date.

          Section 4.03 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE MASTER SERVICER COLLECTION ACCOUNT. (a) The Master Servicer will, from time to time on demand of a Servicer, the Securities Administrator, or for its own account as set forth below, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account, in the case of a demand by a Servicer, as the applicable Servicer has designated for such transfer or withdrawal pursuant to the applicable Servicing Agreement, or in the case of a demand by the Securities Administrator as the Securities Administrator has demanded pursuant hereto, or as the Master Servicer has determined to be appropriate in accordance herewith, for the following purposes:

               (i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds or any advance of such Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

               (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

               (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

               (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds, (including Insurance Proceeds received in connection with the liquidation of a Mortgage Loan) the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

               (v) to pay the Master Servicer or any Servicer from the Repurchase Price for a Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection (a) as servicing compensation;

               (vi) to reimburse the Master Servicer or any Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

               (vii) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

               (viii) to pay the Master Servicer its monthly Master Servicing Fee and any investment income and other additional servicing compensation payable pursuant to Section 3.14;

               (ix) to reimburse the Master Servicer or the Securities Administrator for any expenses recoverable by the Master Servicer or the Securities Administrator pursuant to Sections 3.03, 7.04 and 9.05;

               (x) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

               (xi) to remove amounts deposited in error; and

               (xii) to clear and terminate the Master Servicer Collection Account pursuant to Section 10.01.

          To the extent amounts are reimbursable pursuant to clauses (vii), (ix) or (x) which are not to be paid from receipts on a specific Mortgage Loan, they shall be allocated first to Principal Funds or Interest Funds, as applicable, relating to the Loan Group (and Loan Subgroup) in which the Mortgage Loan giving rise to the need for reimbursement was contained or, if not specifically allocable to one Loan Group, then to Principal Funds or Interest Funds, as applicable relating to both Loan Groups (and, if applicable, among the Loan Subgroups in each Loan Group), PRO RATA, based upon the Scheduled Principal Balance of the Mortgage Loans in each Loan Group (or Loan Subgroup).

          (b) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Trustee for deposit therein) any Monthly Advances or payments of Compensating Interest, to the extent required but not made by the related Servicer and required to be made by the Master Servicer with respect to the Mortgage Loans.

          (c) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Master Servicer Collection Account pursuant to subclauses (i) through (vii), inclusive, (ix) and (x) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b), and to allow the Securities Administrator to calculate the amount of the Trustee Fee due the Trustee on the related Distribution Date.

          (d) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Interest Funds and Principal Funds on deposit in the Master Servicer Collection Account net of the Master Servicing Fee and any other amounts previously withdrawn pursuant to Subsection 4.03(a) with respect to the related Distribution Date to the Trustee for deposit in the Distribution Account.

          Section 4.04 DISTRIBUTION ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Trust and the Certificateholders, the Distribution Account as a segregated trust account or accounts, each of which shall be a non-interest bearing Eligible Account.

          (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Trust and the Certificateholders in accordance with the terms and provisions of this Agreement.

          (c) The Distribution Account shall constitute a trust account of the Trust segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested by the Trustee, in such Permitted Investments as it shall select. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the immediately succeeding Distribution Date. All investment earnings or income on amounts on deposit in the Distribution Account from time to time shall be for the account of the Trustee, which shall be permitted to withdraw such amounts from the Distribution Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by the Trustee, which shall deposit the amount of any such loss in the Distribution Account on the Distribution Date immediately following the date of the investment to which such loss relates. With respect to the Distribution Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Trust and the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations, if applicable. The Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

          (d) In order to comply with its duties under the USA PATRIOT Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, each such party's name, address and other identifying information.

          Section 4.05 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer or the Securities Administrator, or for its own account as set forth below, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements or as the Securities Administrator has instructed hereunder for the following purposes:

               (i) to return to the Master Servicer or the applicable Servicer, any amounts which should have been withdrawn from the Master Servicer Collection Account pursuant to Section 4.03(a);

               (ii) to pay the Trustee its monthly Trustee Fee;

               (iii) to reimburse the Securities Administrator, the Trustee and the Delaware Trustee for expenses, costs and liabilities incurred by or reimbursable to them pursuant to Sections 7.04 or 9.05 (including those related to the Custodian, to the extent not paid by Thornburg);

               (iv) to make distributions of Retained Interest to the Retained Interest Holder on each Distribution Date;

               (v) to pay to the Trustee any investment income;

               (vi) to remove amounts deposited in error; and

               (vii) to clear and terminate the Distribution Account pursuant to
          Section 10.01.

          To the extent amounts are reimbursable pursuant to clause (iii) which are not to be paid from receipts on a specific Mortgage Loan, they shall be allocated first to Principal Funds or Interest Funds, as applicable, relating to the Loan Group (and Loan Subgroup) in which the Mortgage Loan giving rise to the need for reimbursement was contained or, if not specifically allocable to one Loan Group, then to Principal Funds or Interest Funds, as applicable relating to both Loan Groups (and, if applicable, among the Loan Subgroups in each Loan Group), PRO RATA, based upon the Scheduled Principal Balance of the Mortgage Loans in each Loan Group (or Loan Subgroup).

          (b) On each Distribution Date, the Trustee shall distribute Interest Funds and Principal Funds for such Distribution Date to the Holders of the Certificates in accordance with Section 6.01.

                                   ARTICLE V

                                  Certificates

          Section 5.01 CERTIFICATES. (a) The Depository, the Depositor and the Trustee have entered into a Depository Agreement dated as of the Closing Date (the "Depository Agreement"). Except for the Residual Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository (including its agents, employees, officers and directors) as absolute owner of the Book-Entry Certificates and for all purposes whatsoever, including, as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (v) the Depository Participants shall have no direct rights or recourse under this Agreement or with respect to any of the Book-Entry Certificates held on their behalf by the Depository, except through the Depository acting on their behalf, and (vi) the Trustee may rely and shall be fully protected in conclusively relying upon information furnished by the Depository with respect to its Depository Participants.

          The Residual Certificates are Physical Certificates and the Class B-IO Certificates are Individual Certificates.

          All transfers by Certificate Owners of interests in such respective Classes of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer interests in Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) after the occurrence and continuation of an Event of Default, Certificate Owners of Book-Entry Certificates having not less than 51% of the Fractional Undivided Interests evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

          (c) REMIC I will be evidenced by (x) the REMIC I Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and (y) the Class R-1 Certificate, which is hereby designated as the single "residual interest" in REMIC I. Distributions shall be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest beginning with the designation "C" equal to 0.1% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Subgroup; second, to each REMIC I Regular Interest beginning with the designation "X," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.1% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Subgroup over (y) the Current Principal Amount of the related Class of Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such other REMIC I Regular Interests beginning with the designation "X" such that the REMIC I Subordinated Balance Ratio is maintained); third, to each REMIC I Regular Interest beginning with the designation "M," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 1% of the related Class of Certificates; and fourth, any remaining principal to the class Q REMIC I Regular Interest. Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest beginning with the designation "C" equal to 0.1% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Subgroup; second, to each REMIC I Regular Interest beginning with the designation "X," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.1% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Subgroup over (y) the Current Principal Amount of the related Class of Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be apportioned among such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); third so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest beginning with the designation "M" equal to 1% of the related Class of Certificates; and fourth, the remaining Realized Losses shall be allocated to the class Q REMIC I Regular Interest.

          The REMIC I Regular Interests and the Class R-1 Certificates will have the following designations, initial Uncertificated Principal Balances, pass-through rates, related Loan Subgroups and related Classes of Certificates:


                           INITIAL UNCERTIFICATED      RELATED LOAN     RELATED CERTIFICATE     PASS-THROUGH
    REMIC I INTEREST          PRINCIPAL BALANCE          SUBGROUP             CLASS               RATE
          CI-1A                 $      112,055.95           I-1                -                   (1)
          CI-2A                 $      251,268.65           I-2                -                   (2)
         CII-1A                 $      202,752.06          II-1                -                   (3)
         CII-2A                 $      327,799.84          II-2                -                   (4)
         CII-3A                 $      113,402.24          II-3                -                   (5)
         CII-4A                 $       99,429.16          II-4                -                   (6)
          XI-1A                 $        2,577.95           I-1               I-1A                 (7)
          XI-2A                 $        5,779.65           I-2               I-2A                 (7)
         XII-1A                 $        4,765.06          II-1              II-1A                 (7)
         XII-2A                 $        7,703.84          II-2              II-2A                 (7)
         XII-3A                 $        2,665.24          II-3              II-3A                 (7)
         XII-4A                 $        2,337.16          II-4              II-4A                 (7)
          MI-1A                 $    1,094,780.00           I-1               I-1A                 (7)
          MI-2A                 $    2,454,890.00           I-2               I-2A                 (7)
         MII-1A                 $    1,979,870.00          II-1              II-1A                 (7)
         MII-2A                 $    3,200,960.00          II-2              II-2A                 (7)
         MII-3A                 $    1,107,370.00          II-3              II-3A                 (7)
         MII-4A                 $      970,920.00          II-4              II-4A                 (7)
          MI-M                  $       83,575.00                             I-M
          MII-M                 $      174,710.00                             II-M
            Q                   $1,094,737,977.42           N/A                                    (7)
        Class R-1               $           50.00(8)        N/A                -                   N/A

------------------------
(1)   The weighted average of the Net Rates of the Subgroup I-1 Mortgage Loans.

(2)   The weighted average of the Net Rates of the Subgroup I-2 Mortgage Loans.

(3)   The weighted average of the Net Rates of the Subgroup II-1 Mortgage Loans.

(4)   The weighted average of the Net Rates of the Subgroup II-2 Mortgage Loans.

(5)   The weighted average of the Net Rates of the Subgroup II-3 Mortgage Loans.

(6)   The weighted average of the Net Rates of the Subgroup II-4 Mortgage Loans.

(7)   The weighted average of the Net Rates of all of the Mortgage Loans.

(8)   Certificated Principal Balance.


          (d) REMIC II will be evidenced by (x) the Certificates (other than the Class R-1 Certificate) (the "REMIC II Regular Interests"), which are hereby designated as the "regular interests" in REMIC II and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in this Subsection 5.01(d) and (y) the Class R-2 Certificate, which is hereby designated as the single "residual interest" in REMIC II.

          The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:


            DESIGNATION           INITIAL PRINCIPAL AMOUNT              PASS-THROUGH RATE
                I-1A               $       109,478,000.00                    (1)(2)
                I-2A               $       245,489,000.00                    (1)(2)
               II-1A               $       197,987,000.00                      (1)
               II-2A               $       320,096,000.00                      (1)
               II-3A               $       110,737,000.00                      (1)
               II-4A               $        97,092,000.00                      (1)
                I-M                $         8,357,500.00                    (1)(3)
                II-M               $        17,471,000.00                      (3)
                B-IO               $               389.20                      (4)
                                   $     1,106,707,889,20 (5)
                R-2                $                50.00                      N/A

---------------------

(1) The Pass-Through Rate for the related Class of Certificate (without the right to receive any Basis Risk Shortfall Carry Forward Amount) as provided in Article I.

(2) The Interest Rate Caps on the Class I-1A and Class I-2A Certificates are equal to the pass-through rates on Lower-Tier class CI-1A and class CI-2A REMIC I Regular Interests, respectively.

(3) The Interest Rate Cap on the Class I-M Certificates is equal to the weighted average of the pass-through rates on the class XI-1A and class XI-2A REMIC I Regular Interests, holding the pass-through rates on each of those classes to a cap and floor equal to the weighted average Net Rate of the Subgroup I-1 Loans and the weighted average of the Subgroup I-2 Loans, respectively. The Pass-Through Rate on the Class II-M Certificates is equal to the weighted average of the pass-through rates on the class XII-1A, class XII-2A, class XII-3A and class XII-4A REMIC I Regular Interests, holding the rates on each of those classes to a cap and floor equal to the weighted average Net Rate of the Subgroup II-1 Loans, the weighted average Net Rate of the Subgroup II-2 Loans, the weighted average Net Rate of the Subgroup II-3 Loans and the weighted average Net Rate of the Subgroup II-4 Loans, respectively, minus 0.3770%.

(4) Interest on all of the REMIC I Regular Interests at a rate equal to the weighted average pass-through rate of all REMIC I Regular Interests, less interest on those REMIC 1 Regular Interests at rate equal to 100 x the weighted average Net Rate of all of the REMIC I Regular Interests, holding the rates on the class MI-1A, class MI-2A, class MII-1A, class MII-2A, class MII-3A, class MII-4A, class MI-M and class MII-M REMIC I Regular Interests to a cap and floor equal to the Pass-Through Rates on the Class I-1A, Class I-2A, Class II-1A, Class II-2A, Class II-3A, Class II-4A, Class I-M and Class II-M Certificates, respectively, and holding the rates on the remaining REMIC I Regular Interests (i.e., the class CI-1A, class CI-2A, class CII-1A, class CII-2A, class CII-3A, class CII-4A, class XI-1A, class XI-2A class XII-1A, class XII-2A, class XII-3A, class XII-4A and class Q REMIC I Regular Interests) to a cap and floor of 0.

(5)  Initial Notional Amount.

          In addition to the principal described above, the Class R-1 and Class R-2 Certificates shall each be entitled to all distributions from their respective REMICs, if any, that are not otherwise provided for herein.

          The holders of the Class B-IO Certificates shall be treated for federal income tax purposes as entering into a notional principal contract with the Certificateholders entitled to receive Basis Risk Carry Forward Shortfall Amounts. For all federal tax purposes, Basis Risk Carry Forward Shortfall Amounts will be treated as transferred by a REMIC to the Class B-IO Certificates, which then transfer such amounts to the Classes entitled thereto pursuant to the notional principal contract. For federal tax return and information reporting, such notional principal contract shall be assigned a value of $100.

          (e) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month in which the maturity date for the Mortgage Loan with the latest maturity date in the Trust as of the Start-up Day occurs has been designated as the "latest possible maturity date" for the REMIC I Regular Interests and the Certificates.

          (f) With respect to each Distribution Date, each Class of Certificates (other than the Residual Certificates) shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of such Class applicable to such Distribution Date.

          (g) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3 and A-4, as applicable. On original issuance, the Trustee shall sign, authenticate and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and authenticate temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and authenticate and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

          (h) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $25,000 and in each case increments of $1,000 in excess thereof, except that, in each case, one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and authenticate the Residual Certificates. The Class B-IO Certificates shall be issued in certificated, fully registered form in minimum denominations of $10,000,000 and increments of $1,000,000 in excess thereof except that one Certificate may be issued in a different amount so that the sum of the denominations of all Class B-IO Certificates shall equal the Class B-IO Notional Amount on the Closing Date. Each Class of Residual Certificates shall be issued in certificated fully-registered form as a single Certificate in the denomination of $50. On the Closing Date, the Trustee shall execute and authenticate (i) in the case of each Class of Certificates other than the Residual Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) the Residual Certificates, each in the denomination of $50. The Certificates referred to in clause (i) shall be delivered by the Depositor to the Depository or, pursuant to the Depository's instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and authenticate them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

          (i) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed authentication of the Trustee or its agent, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their authentication.

          (j) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

          (k) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

          (l) The Trustee on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

          (m) The applicable Securities Legend shall be placed on the applicable Class or Classes of Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof.

          Section 5.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

          (b) Subject to Subsection 5.01(a) and, in the case of any Individual Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, authenticate and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

          (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate:

               (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with (x) a Rule 144A Certificate or (y) comparable evidence as to its QIB status and evidence as to its compliance with the applicable ERISA restrictions contained in the Securities Legend.

               (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

               (iii) The Trustee shall register the transfer of any Individual Certificate without delivery of the documents required by sub-clauses
          (i) or (ii) above if such transfer is being made by Thornburg or by any of its Affiliates, to Thornburg or to another Affiliate of Thornburg.

          (d) Reserved.

          (e) Reserved.

          (f) Reserved.

          (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate.

          (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination and integral amounts in excess thereof set forth in Section 5.01(h) above by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, authenticate and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

          (i) At the option of the Certificateholders, Individual Certificates and Physical Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Individual Certificates and Physical Certificates to be exchanged at any such office or agency; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Trustee in writing. Whenever any such Certificates are so surrendered for exchange, the Trustee shall sign and authenticate and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

          (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

          Section 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

          (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Depositor, the Trustee nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

          Section 5.05 TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Depositor. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Depositor and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee (and, unless the Tax Matters Person and the Depositor consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

          (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a Permitted Transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

          (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

          (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

          Section 5.06 RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES.
(a) No offer, sale, transfer or other disposition (including pledge) of any Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee of such Private Certificate (other than a transfer by the Depositor to Thornburg or any of its Affiliates, or from Thornburg or any of its Affiliates to another Affiliate of Thornburg) signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. In the case of a proposed transfer of any Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust.

          (b) The Private Certificates shall each bear a Securities Legend.

          Section 5.07 ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless (except in the case of a transfer by the Depositor to Thornburg or any of its Affiliates, or by Thornburg or any of its Affiliates to another Affiliate of Thornburg, which shall be deemed to have so represented) in the case of the Private Certificates, a representation or certification is provided to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (II) will not subject the Depositor, the Securities Administrator, the Master Servicer or the Trustee, the Delaware Trustee or any Servicer to any obligation in addition to those undertaken in the Agreement.

          Section 5.08 RULE 144A INFORMATION. For so long as any Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

          Section 5.09 OPTIONAL PURCHASE OF CERTIFICATES.

          (a) All but not less than all of the Offered Certificates are subject to purchase by TMI, at its option, on any Distribution Date on or after the Optional Securities Purchase Date from the then Certificateholders thereof; provided, however, that TMI may appoint a designee to purchase one or both of the Residual Certificates. The purchase price for each Certificate (other than a Residual Certificate) shall be equal to the sum of (i) the aggregate Current Principal Amount of that Certificate, (ii) any accrued but unpaid Current Interest thereon at the applicable Pass-Through Rate and (iii) any Interest Carry Forward Amount with respect thereto for such Distribution Date. The purchase price for each of the Class R-1 and R-2 Certificates shall be $1.00. In order to exercise the Optional Securities Purchase Right, TMI must, no later than the eighth Business Day prior to the applicable Distribution Date, deliver to the Issuer, the Trustee and the Securities Administrator (with copies to the Rating Agencies and the Master Servicer) written notice, in the form of Exhibit K hereto, of its intent to purchase the Offered Certificates and of the Distribution Date on which it intends to do so and the Securities Administrator will verify in writing to TMI and the Trustee the cash amount required of TMI to effect such purchase no later than the third Business Day prior to the Distribution Date on which such purchase is scheduled to occur. The Trustee shall furnish notice of the exercise of the Optional Securities Purchase Right to the applicable Certificateholders in compliance with Section 5.09(c). On the Distribution Date on which the Optional Securities Purchase Right will be exercised, TMI shall deposit the appropriate amount in cash with the Trustee. Such amount shall be deposited by the Trustee into a separate sub-account of the Distribution Account (the "Purchase Account"). Such amounts shall be paid by the Trustee to Holders of the applicable Certificates as provided in Section 5.09(d).

          (b) In the case of an exercise of the Optional Securities Purchase Right, TMI shall be solely responsible for the costs and expenses of the Trustee, the Securities Administrator and the Master Servicer.

          (c) Notice of exercise of the Optional Securities Purchase Right under
Section 5.09(a) shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed not less than five Business Days prior to the applicable Distribution Date, to each Holder of a Class R-1 and Class R-2 Certificate as of the close of business on the Record Date preceding such Distribution Date and to each Holder of a Certificate (other than a Residual Certificate) as of a date not more than one Business Day preceding the mailing of such notice, at such Holder's address appearing in the Certificate Register.

          All such notices shall state:

               (i) the Distribution Date upon which the Certificateholders will receive payment in full on the applicable Certificates;

               (ii) the amount the applicable Certificateholders will be paid, separately stating amounts in respect of principal, Current Interest and Interest Carry Forward Amounts;

               (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable and that payments shall be made only upon presentation and surrender of the respective Certificates and the place where such Certificates are to be surrendered for payment; and

               (iv) that interest on the respective Certificates shall cease to accrue for the benefit of the then Certificateholders on such Distribution Date and no interest shall accrue on the price paid for such Certificates.

          The foregoing notice shall be given by the Trustee in the name and at the expense of TMI. Failure to give notice of such purchase, or any defect therein, to any Holder of any Certificate shall not impair or affect the validity of the purchase of any other Certificate.

          (d) The Certificates shall, following notice as required by Section 5.09(c), be purchased on the applicable Distribution Date by TMI at the price specified in Section 5.09(a) from funds in the Purchase Account, and (unless TMI shall default in the payment of such amount) no interest shall accrue on such amount for any period after the date to which accrued interest is calculated for purposes of calculating such amount.

          (e) Subsequent to the purchase of the Certificates following exercise of the Optional Securities Purchase Right, TMI shall be the sole Holder of the Offered Certificates (other than the Residual Certificates) and it shall either be the sole Holder of the Class R-1 and Class R-2 Certificates or may designate a Person which meets the requirements of this Agreement to become the Holder thereof. TMI may subsequently transfer some or all of the Certificates acquired by it in accordance with the provisions hereof. All Certificates issued to the Certificateholders prior to exercise of the Optional Securities Purchase Right shall be deemed cancelled.

                                   ARTICLE VI

                         Payments to Certificateholders

          Section 6.01 Distributions on the Certificates.

          (a) On the first Distribution Date only and from the amount deposited by the Depositor in the Distribution Account on the Closing Date pursuant to
Section 2.01(a) hereof, to the Class R-1 and Class R-2 Certificates, pro rata, in reduction of their respective Current Principal Amounts, until their respective Current Principal Amounts have been reduced to zero.

          (b) On each Distribution Date, an amount equal to the Interest Funds and the Principal Funds for such Distribution Date shall be withdrawn by the Trustee from the Distribution Account and distributed as directed in accordance with the Remittance Report provided by the Securities Administrator for such Distribution Date, in the manner set forth in clauses (i) through (vi) below:

          (i) The Trustee shall apply Interest Funds for Loan Group I for such Distribution Date as follows:

               FIRST, concurrently, to the Class I-1A and Class I-2A Certificates, the Current Interest and then any Interest Carry Forward Amount for such Classes, PRO RATA based on the amount of Current Interest and any Interest Carry Forward Amount, as applicable, due thereon;

               SECOND, from remaining Interest Funds for Loan Group I, to the Class I-M Certificates, the Current Interest for such Class;

               THIRD, from remaining Interest Funds in respect of Loan Group I, any Group I Loss Amount will be included in Principal Funds in respect of Loan Group I (and for allocation purposes be treated as Principal Funds from the Loan Subgroup which experienced the Realized Loss) and as part of the Group I Principal Distribution Amount;

               FOURTH, from remaining Interest Funds in respect of Loan Group I, any Group II Crossed Loss Amount will be included in Principal Funds in respect of Loan Group II (and for allocation purposes be treated as Principal Funds from the Loan Subgroup which experienced the Realized Loss) and as part of the Group II Principal Distribution Amount;

               FIFTH, any Group I Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Specified Overcollateralization Amount for Loan Group I will be the Group I Extra Principal Distribution Amount and will be included as part of the Group I Principal Distribution Amount; and

               SIXTH, any remaining Group I Excess Spread will be included in Group I Excess Cashflow and applied as described under clause (b)(iii) below.

          On any Distribution Date, any Net Interest Shortfalls with respect to Loan Group I will be allocated as provided in the definition of Current Interest. The Holders of the Group I Certificates will not be entitled to reimbursement for any such Net Interest Shortfalls.

          Notwithstanding the provisions of subclauses FIFTH and SIXTH of clause
(b)(i) above, on the first Distribution Date, all Group I Excess Spread will be paid to the Holders of the Class B-IO Certificates.

          (ii) The Trustee shall apply the Group I Principal Distribution Amount for such Distribution Date as follows:

          (A) for each Distribution Date (i) prior to the Stepdown Date for Certificate Group I or (ii) on which a Trigger Event for Loan Group I is in effect:

               FIRST, concurrently to the Class I-1A and Class I-2A Certificates, PRO RATA based on the amount of Principal Funds for such Distribution Date from the Subgroup I-1 and Subgroup I-2 Mortgage Loans, respectively, until the Current Principal Amount of each such Class is reduced to zero; and

               SECOND, to the Class I-M Certificates, any remaining Group I Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

          (B) For each Distribution Date on or after the Stepdown Date for Certificate Group I, so long as a Trigger Event for Loan Group I is not in effect:

               FIRST, concurrently to the Class I-1A and Class I-2A Certificates, the Group I Senior Principal Distribution Amount, PRO RATA based on the amount of Principal Funds for such Distribution Date from the Subgroup I-1 and Subgroup I-2 Mortgage Loans, respectively, until the Current Principal Amount of each such Class is reduced to zero; and

               SECOND, to the Class I-M Certificates, from any remaining Group I Principal Distribution Amount, the Class I-M Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

          Notwithstanding the provisions of clause (b)(ii) above, if on any Distribution Date the Current Principal Amount of a Class of Group I Senior Certificates has been reduced to zero, the portion of the Group I Principal Distribution Amount or the Group I Senior Principal Distribution Amount, as applicable, otherwise allocable to such Class will be allocated to the remaining Class of Group I Senior Certificates until its Current Principal Amount has been reduced to zero.

          (iii) The Trustee shall apply any Group I Excess Cashflow for such Distribution Date as follows:

               FIRST, any Group I Excess Cashflow, to the extent necessary (after application of the Group II Principal Distribution Amount) to meet a level of overcollateralization equal to the Specified Overcollateralization Amount for Loan Group II will be distributed concurrently to the Class II-1A, Class II-2A, Class II-3A and Class II-4A Certificates, PRO RATA based on the amount of Principal Funds for such distribution date from the Subgroup II-1, Subgroup II-2, Subgroup II-3 and Subgroup II-4 Mortgage Loans, respectively, until the current principal amount of each such Class is reduced to zero; provided that, if on any Distribution Date the Current Principal Amount of one or more Classes of Group II Senior Certificates has been reduced to zero, the pro rata portion otherwise allocable to such Class or Classes will be allocated to the remaining Class or Classes of Group II Senior Certificates, PRO RATA based upon the remaining Current Principal Amounts of such remaining Classes until their Current Principal Amounts are reduced to zero;

               SECOND, from any remaining Group I Excess Cashflow, to the Class I-M Certificates, an amount equal to (a) any Interest Carry Forward Amount and
(b) any Unpaid Applied Realized Loss Amount, in that order, for that Class for such Distribution Date;

               THIRD, from any remaining Group I Excess Cashflow, concurrently to the Class I-1A and Class I-2A Certificates, an amount equal to any Basis Risk Shortfall Carry Forward Amount for such Classes for that Distribution Date, PRO RATA based on the amount of any remaining Basis Risk Shortfall Carry Forward Amount for each such Class;

               FOURTH, from any remaining Group I Excess Cashflow, to the Class I-M Certificates, an amount equal to any Basis Risk Shortfall Carry Forward Amount for such Class for that Distribution Date;

               FIFTH, from any remaining Group I Excess Cashflow, to the Class II-M Certificates in an amount equal to the sum of (a) any Interest Carry Forward Amount and (b) any unpaid Applied Realized Loss Amount remaining after application of Group II Excess Cashflow pursuant to subclause SECOND of clause
(b)(vi) below, to be applied in the priority set forth in such subclause;

               SIXTH, from any remaining Group I Excess Cashflow, to the Class B-IO Certificates, an amount up to the Class B-IO Distribution Amount for such Distribution Date; and

               SEVENTH, any remaining amounts to each of the Class R-1 Certificates and the Class R-2 Certificates, based on the related REMIC in which such amounts remain.

          (iv) The Trustee shall apply Interest Funds for Loan Group II for such Distribution Date as follows:

               FIRST, concurrently, to the Class II-1A, Class II-2A, Class II-3A and Class I-4A Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, PRO RATA based on the amount of Current Interest and any Interest Carry Forward Amount, as applicable, due thereon;

               SECOND, from remaining Interest Funds for Loan Group II, to the Class II-M Certificates, the Current Interest for such Class;

               THIRD, from remaining Interest Funds in respect of Loan Group II, any Group II Loss Amount will be included in Principal Funds in respect of Loan Group II (and for allocation purposes be treated as Principal Funds from the Loan Subgroup which experienced the Realized Loss) and as part of the Group II Principal Distribution Amount;

               FOURTH, from remaining Interest Funds in respect of Loan Group II, any Group I Crossed Loss Amount will be included in Principal Funds in respect of Loan Group I (and for allocation purposes be treated as Principal Funds from the Loan Subgroup which experienced the Realized Loss) and as part of the Group I Principal Distribution Amount;

               FIFTH, any Group II Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Specified Overcollateralization Amount for Loan Group II will be the Group II Extra Principal Distribution Amount and will be included as part of the Group II Principal Distribution Amount; and

               SIXTH, any remaining Group II Excess Spread will be included in Group II Excess Cashflow and applied as described under clause (b)(vi) below.

          On any Distribution Date, any Net Interest Shortfalls with respect to Loan Group II will be allocated as provided in the definition of Current Interest. The Holders of the Group II Certificates will not be entitled to reimbursement for any such Net Interest Shortfalls.

          Notwithstanding the provisions of subclauses FIFTH and SIXTH of clause
(b)(iv) above, on the first Distribution Date, all Group II Excess Spread will be paid to the Holders of the Class B-IO Certificates.

          (v) The Trustee shall apply the Group II Principal Distribution Amount for such Distribution Date as follows:

               (A) for each Distribution Date (i) prior to the Stepdown Date for Certificate Group II or (ii) on which a Trigger Event for Loan Group II is in effect:

               FIRST, concurrently to the Class II-1A, Class II-2A, Class II-3A and Class II-4A Certificates, PRO RATA based on the amount of Principal Funds for such distribution date from the Subgroup II-1, Subgroup II-2, Subgroup II-3 and Subgroup II-4 Mortgage Loans, respectively, until the Current Principal Amount of each such Class is reduced to zero; and

               SECOND, to the Class II-M Certificates, any remaining Group II Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

               (B) For each Distribution Date on or after the Stepdown Date for Certificate Group II, so long as a Trigger Event for Loan Group II is not in effect:

               FIRST, concurrently to the Class II-1A, Class II-2A, Class II-3A and Class II-4A Certificates, the Group II Senior Principal Distribution Amount, PRO RATA based on the amount of Principal Funds for such Distribution Date from the Subgroup II-1, Subgroup II-2, Subgroup II-3 and Subgroup II-4 Mortgage Loans, respectively, until the Current Principal Amount of each such Class is reduced to zero; and

               SECOND, to the Class II-M Certificates, from any remaining Group II Principal Distribution Amount, the Class II-M Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

          Notwithstanding the provisions of clause (b)(v) above, if on any Distribution Date the Current Principal Amount of one or more Classes of Group II Senior Certificates has been reduced to zero, the portion of the Group II Principal Distribution Amount or the Group II Senior Principal Distribution Amount, as applicable, otherwise allocable to such Class or Classes will be allocated to the remaining Class or Classes of Group II Senior Certificates PRO RATA based upon the remaining Current Principal Amounts of such remaining Classes until their Current Principal Amounts have been reduced to zero.

          (vi) The Trustee shall apply any Group II Excess Cashflow for such Distribution Date as follows:

               FIRST, any Group II Excess Cashflow, to the extent necessary (after application of the Group I Principal Distribution Amount) to meet a level of overcollateralization equal to the Specified Overcollateralization Amount for Loan Group I will be distributed concurrently to the Class I-1A and Class I-2A Certificates PRO RATA based on the amount of Principal Funds for such Distribution Date from the Subgroup I-1 and Subgroup II-2 Mortgage Loans, respectively, until the current principal amount of each such Class is reduced to zero; provided that, if on any Distribution Date the Current Principal Amount of a Class of Group I Senior Certificates has been reduced to zero, the pro rata portion otherwise allocable to such Class will be allocated to the remaining Class of Group I Senior Certificates until its Current Principal Amount has been reduced to zero;

               SECOND, from any remaining Group II Excess Cashflow, to the Class II-M Certificates, an amount equal to (a) any Interest Carry Forward Amount and
(b) any Unpaid Applied Realized Loss Amount, in that order, for such Class for that Distribution Date;

               THIRD, from any remaining Group II Excess Cashflow, to the Class I-M Certificates and the Group I Senior Certificates, an amount equal to the sum of (a) any Interest Carry Forward Amount and (b) any unpaid Applied Realized Loss Amount for the Class I-M Certificates, and (c) any Basis Risk Shortfall Carry Forward Amount for the Group I Senior Certificates and the Class I-M Certificates remaining after application of Group II Excess Cashflow pursuant to subclauses SECOND through FOURTH of clause (b)(iii) above to be applied among the Group I Senior Certificates and the Class I-M Certificates in the order (including pro rata allocation) set forth in such subclauses;

               FOURTH, from any remaining Group II Excess Cashflow, to the Class B-IO Certificates, an amount up to the Class B-IO Distribution Amount for such Distribution Date; and

               FIFTH, any remaining amounts to each of the Class R-1 Certificates and the Class R-2 Certificates, based on the related REMIC in which such amounts remain.

          (c) No Current Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

          (d) The expenses and fees of the Trust shall be paid by each of the REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid pro rata by both of the REMICs.

          Section 6.02 ALLOCATION OF LOSSES. (a) Any Realized Losses with respect to the Mortgage Loans in a Loan Group shall be applied on each Distribution Date after the distributions provided for in Section 6.01 in reduction of the Current Principal Amount of the Class of Subordinate Certificates of the related Certificate Group as provided in the definition of Applied Realized Loss Amount.

          (b) Any amounts distributed to a Class of Subordinate Certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the Current Principal Amount of such Class.

          (c) The Current Principal Amount of a Class of Subordinate Certificates that has been reduced by the allocation of an Applied Realized Loss will be increased, on any Distribution Date, by the amount of any Subsequent Recoveries received during the related Prepayment Period with respect to the related Loan Group, but not in excess of the Unpaid Applied Realized Loss Amount for such Class immediately prior to such Distribution Date.

          Section 6.03 PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

          (b) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment. Notwithstanding the foregoing, so long as a Certificate shall be a Book-Entry Certificate, distributions shall be made to the Depository by wire transfer in immediately available funds.

          Section 6.04 STATEMENTS TO THE TRUSTEE, THE CERTIFICATEHOLDERS AND OTHERS. (a) On or before 5:00 p.m. Central time on the third Business Day immediately preceding each Distribution Date (or such other date as may be agreed to by the Securities Administrator and the Master Servicer), the Master Servicer shall deliver to the Securities Administrator with respect to all Mortgage Loans, a report in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator so as to permit the Securities Administrator to prepare the monthly Remittance Report (as defined below). The Securities Administrator shall deliver a Remittance Report to the Trustee on or before 5:00 p.m. Eastern time on the Business Day immediately preceding each Distribution Date. The Securities Administrator shall make available to the other parties hereto and each Certificateholder on the Securities Administrator's internet website as set forth below, a report (the "Remittance Report") containing the following information, expressed with respect to clauses (i) through (vii) in the aggregate and as a Fractional Undivided Interest representing, in the case of a Class of Senior Certificates or Subordinate Certificates, an initial Current Principal Amount of $25,000, in the case of the Class B-IO Certificates, an initial Class B-IO Notional Amount of $10,000,000, or in the case of each Class of Residual Certificates, an initial Current Principal Amount of $50:

               (i) the Current Principal Amount or Class B-IO Notional Amount of each Class of Certificates immediately prior to such Distribution Date;

               (ii) the amount of the related distribution to each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all Scheduled Payments of principal included therein, (C) the principal portion of all Net Liquidation Proceeds included therein, (D) the amount of any Subsequent Recoveries included therein and (E) the Group I and Group II Extra Principal Distribution Amount (if any);

               (iii) the amount of such distribution to each Class allocable to interest;

               (iv) the Interest Carry Forward Amounts and any Unpaid Applied Realized Loss Amounts, if applicable, for each Class of Certificates (other than the Class B-IO Certificates and the Residual Certificates), if any;

               (v) the Current Principal Amount or Class B-IO Notional Amount, as applicable, of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date in reduction of Current Principal Amount, (ii), if applicable, the allocation of any Applied Realized Loss Amounts in reduction of Current Principal Amount for such Distribution Date and (iii) if applicable, the allocation of Subsequent Recoveries to increase Current Principal Amount for such Distribution Date;

               (vi) the cumulative amount of Applied Realized Loss Amounts to date and the Unpaid Applied Realized Loss Amounts for each Class of Subordinate Certificates after giving effect to the distributions and allocations of Applied Realized Loss Amounts on such Distribution Date;

               (vii) the Net Interest Shortfall allocated to each Class of Certificates in reduction of Current Interest or, in the case of the Class B-IO Certificates and each class of Class R Certificates, distributions of Group I or Group II Excess Cashflow otherwise distributable to each such class;

               (viii) the Pass-Through Rate for each Class of Certificates with respect to the current Interest Accrual Period, and, if applicable, in the case of a Class of Group I Certificates, whether such Pass-Through Rate was limited by the Interest Rate Cap or the cap of 10.750% per annum;

               (ix) the amount of any Group I or Group II Excess Cashflow
          Amount;

               (x) the aggregate of the Scheduled Principal Balances of (i) the hybrid Mortgage Loans, in their fixed rate period, stating separately the aggregate Scheduled Principal Balance of each of the Three-Year Hybrid Mortgage Loans, the Five-Year Hybrid Mortgage Loans, the Seven-Year Hybrid Mortgage Loans and the Ten-Year Hybrid Mortgage Loans, (ii) the Converted Mortgage Loans and the Modified Mortgage Loans, (iii) the adjustable rate Mortgage Loans (other than any such Mortgage Loans that have become Converted Mortgage Loans or Modified Mortgage Loans) and (iv) all of the Mortgage Loans in each Loan Subgroup and in each Loan Group as of the last day of the immediately preceding Due Period;

               (xi) the related amount of the Master Servicing Fees paid to or retained by the Master Servicer and the Servicing Fees paid to or retained by each Servicer for the related Due Period;

               (xii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Servicers included in such distribution with respect to the Mortgage Loans in each Loan Subgroup;

               (xiii) the amount of Scheduled Principal, Principal Prepayments, Net Liquidation Proceeds (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans), Subsequent Recoveries and the number and principal balance of Mortgage Loans purchased or substituted for during the immediately preceding Prepayment Period or Due Period, as applicable, and cumulatively since the Cut-off Date with respect to each Loan Subgroup;

               (xiv) the number of Mortgage Loans (excluding REO Property) remaining in each Loan Subgroup as of the end of the related Prepayment Period;

               (xv) information regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans in each Loan Subgroup (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

               (xvi) the number of Mortgage Loans in each Loan Subgroup in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

               (xvii) the number and aggregate Outstanding Principal Balance of all Mortgage Loans in each Loan Subgroup as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

               (xviii) the three month rolling average of the aggregate Scheduled Principal Balance of Mortgage Loans in each Loan Group that are 60 or more days delinquent or are in bankruptcy or foreclosure or are REO Properties, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period;

               (xix) the aggregate amount of Realized Losses with respect to each Loan Group (i) during the related Prepayment Period and cumulatively since the Cut-off Date, including the amount and source (separately identified) of any distribution in respect thereof included in such distribution and (ii) since the Closing Date, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans of the respective Loan Group on the Closing Date; and

               (xx) whether a Trigger Event exists with respect to each Loan Group.

          The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

          The Securities Administrator may make available each month, to any interested party , the monthly statement to Certificateholders via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

          (b) By April 30 of each year beginning in 2005, the Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii), (a)(iii) and (a)(iv) above with respect to the Certificates, plus information with respect to the amount of servicing compensation (which information shall be provided on a timely basis to the Trustee by the Securities Administrator) and such other customary information as the Securities Administrator may determine and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

          Section 6.05 MONTHLY ADVANCES. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding each Distribution Date an amount equal to such deficiency, net of the Servicing Fee and the Master Servicing Fee, for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

          Section 6.06 RESERVED.

          Section 6.07 COMPENSATING INTEREST PAYMENTS. The Master Servicer shall deposit into the Master Servicer Collection Account no later than the Distribution Account Deposit Date, the excess of Compensating Interest Payments required to be paid by the Servicers over amounts actually paid by such Servicers on their respective Servicer Remittance Dates, in an amount not to exceed the aggregate Master Servicing Fee payable in respect of such Distribution Date. The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment made by the Master Servicer for such Distribution Date, but only to the extent that Interest Shortfalls relating to such Distribution Date are required to be paid but not actually paid by the Servicers on the applicable Servicer Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

                                  ARTICLE VII

                               The Master Servicer

          Section 7.01 LIABILITIES OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

          Section 7.02 MERGER OR CONSOLIDATION OF THE MASTER SERVICER.

          (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the United States, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

          (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 7.03 INDEMNIFICATION OF THE TRUSTEE, THE DELAWARE TRUSTEE, THE DEPOSITOR, THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Trustee's failure to give such notice shall not affect the Indemnified Person's right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

          (b) The Trust will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise indemnified by the Master Servicer that is referred to in Subsection (a) above.

          (c) The Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator's failure to file a Form 10-K in accordance with Section 3.18 (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), (ii) by reason of the Securities Administrator's willful misfeasance, bad faith or gross negligence in the performance of its obligations pursuant to Section 3.18 or
(iii) by reason of the Securities Administrator's reckless disregard of such obligations pursuant to Section 3.18, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Securities Administrator written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Trustee's failure to give such notice shall not affect the Indemnified Person's right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

          Section 7.04 LIMITATIONS ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

          (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

          (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          (c) The Master Servicer, the Delaware Trustee, the Trustee, the Custodian (including for such purpose, the Trustee acting in its capacity as Custodian) and any director, officer, employee or agent of the Master Servicer, the Delaware Trustee, the Trustee or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, this Agreement, the Certificates or any Servicing Agreement or the transactions contemplated hereby or thereby (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's or the Custodian's, as applicable, failure to perform its duties in compliance with this Agreement or, if applicable, to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's, the Delaware Trustee's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under a Custodial Agreement, if applicable, or by reason of reckless disregard of obligations and duties hereunder or under a Custodial Agreement, if applicable.

          (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Trust and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

          (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

          (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

          Section 7.05 MASTER SERVICER NOT TO RESIGN. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with
Section 8.02 hereof. The Trustee shall notify each Rating Agency of the resignation of the Master Servicer.

          Section 7.06 SUCCESSOR MASTER SERVICER. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that the proposed compensation is fair, such successor master servicer shall obtain two quotations of market compensation from third parties actively engaged in the servicing of single-family mortgage loans; provided, however, that Thornburg, as a Servicer of a substantial portion of the Mortgage Loans, shall have the right, but not the obligation, to be appointed successor master servicer in the event that the Trustee, in its sole discretion, decides not to assume the duties of the Master Servicer itself; and provided, further, that each Rating Agency shall confirm in writing that any appointment of a successor Master Servicer (other than the Trustee) will not result in a downgrade in the then current rating of any Class of Certificates.

          Section 7.07 SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement, with the written consent of Thornburg in its capacity as a Servicer of a substantial portion of the Mortgage Loans, to be given in its sole discretion, and provided further that: (i) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to Thornburg and the Trustee (as evidenced in writing signed by Thornburg and the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's ratings of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                                     Default

          Section 8.01 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

               (i) The Master Servicer fails to cause to be deposited in the Master Servicer Collection Account or the Distribution Account, as applicable, any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

               (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days (or, in the case of a breach of its obligation to provide a Master Servicer Certification pursuant to Section 3.18, 30 days) after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust; or

               (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

               (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05.

          In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to each Rating Agency, and with the consent of Thornburg (not to be unreasonably withheld), may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

          Section 8.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than Monthly Advances deemed recoverable and not previously made by the Master Servicer, which shall be made by the Trustee in its place and stead) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to
Section 7.06, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer and such successor Master Servicer shall be reasonably acceptable to Thornburg in the event that Thornburg does not choose to become the Master Servicer pursuant to Section 8.02(b). Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of
Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer. In the event that the Trustee shall not succeed to the duties of the Master Servicer pursuant to Section 7.06 hereof, Thornburg shall have the right, but not the obligation, to be appointed successor master servicer hereunder.

          Section 8.03 NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

          Section 8.04 WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to each Rating Agency.

          Section 8.05 LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX

             Concerning the Trustee and the Securities Administrator

          Section 9.01 DUTIES OF TRUSTEE AND SECURITIES ADMINISTRATOR. (a) The Trustee, prior to the occurrence of an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred (of which a Responsible Officer of the Trustee shall have actual knowledge) and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs, unless the Trustee is acting as successor Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

          (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, any Servicer or any other party pursuant to this Agreement; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

          (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based on the report of the Securities Administrator. The Securities Administrator shall file reports with the Securities Exchange Commission as specified in and in accordance with Section 3.18.

          (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge), and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

               (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity or in any other capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

               (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

               (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

               (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

               (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

               (vii) Neither of the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

          Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

          (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

          (f) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

          (g) The Trustee shall remit to the applicable Servicer or the Master Servicer if the identity of the applicable Servicer cannot be ascertained, upon receipt, any complaint, claim, demand, notice or other document relating to a Mortgage Loan (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is Mortgaged Property. The Trustee shall not be liable for any damages or losses resulting from the failure to remit such documentation unless the foregoing conditions had been met.

          (h) Except as otherwise provided herein, the Trustee shall have no duty (a) to see to any recording, filing, or depositing of this Agreement or any agreement or assignment referred to herein or any financing statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof (except, as set forth in Section 3.20, with respect to the filing of continuation statements with respect to the UCC-1 financing statements filed on behalf of the Trust in office of the Secretary of State of the State of Delaware, on or around the Closing Date, naming each of the Depositor and the Seller as the respective "Debtor" and covering the property of the Trust as set forth in Section 2.01(a)), (b) to obtain any Insurance Policy with respect to a Mortgage Loan, (c) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust (except to the extent that a Responsible Officer of the Trustee has actual knowledge of such owed amount and the Trustee reasonably could expect to be reimbursed by the Trust pursuant to Section 9.05 for all such expenditures), or (d) to confirm or verify the contents of any reports or certificates of the Master Servicer, any Servicer, or any other party delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR. Except as otherwise provided in Section 9.01:

               (i) The Trustee and the Securities Administrator may request and rely and shall be fully protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party of parties;

               (ii) The Trustee and the Securities Administrator may consult with counsel, financial advisors or accountants, and any advice of such counsel, financial advisors or accountants or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

               (iv) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require indemnity reasonably satisfactory to the Trustee or the Securities Administrator, as applicable, against such expense, cost or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

               (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents, custodians, accountants or attorneys. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents, custodians, accountants or attorneys, or a Custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

               (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

               (viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

               (ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

               (x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

          Section 9.03 TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor or Thornburg, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections
2.02 and 2.04 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections
2.02 and 2.04. The Trustee's signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement other than any continuation statements filed by the Trustee pursuant to Section 3.20.

          Section 9.04 TRUSTEE, CUSTODIAN, DELAWARE TRUSTEE, MASTER SERVICER AND SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES. The Trustee, the Custodian, the Delaware Trustee, the Master Servicer and the Securities Administrator in their respective individual capacities, or in any capacity other than as Trustee, Custodian, Delaware Trustee, Master Servicer or Securities Administrator hereunder, may become the owner or pledgee of any Certificates with the same rights they would have if they were not Trustee, Custodian, Delaware Trustee, Master Servicer or Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

          Section 9.05 TRUSTEE'S, DELAWARE TRUSTEE'S AND SECURITIES ADMINISTRATOR'S FEES AND EXPENSES. As compensation for its services hereunder, the Trustee shall be entitled to receive the Trustee Fee. The Delaware Trustee shall be compensated by the Trustee for its services hereunder. The Securities Administrator shall be compensated by the Master Servicer for its services hereunder. In addition, the Trustee, the Delaware Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.05(a) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee (including for such purpose, any fees and expenses relating to its capacity as Custodian hereunder to the extent not paid by Thornburg), the Delaware Trustee and the Securities Administrator, respectively, including without limitation, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Master Servicer, the Certificateholders or the Trust hereunder. If funds in the Master Servicer Collection Account and/or the Distribution Account, as applicable, are insufficient therefor, the Trustee, the Delaware Trustee, the Custodian and the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

          Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE, SECURITIES ADMINISTRATOR AND DELAWARE TRUSTEE. (a) The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "Baa2" or higher by each Rating Agency with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each Rating Agency. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

          (b) The Delaware Trustee shall at all times be a trustee eligible to serve in such capacity pursuant to the provisions of the Delaware Statutory Trust Statute. There shall at all times be a Delaware trustee of the Trust, and in the event, that the Delaware Trustee no longer serves as the Delaware trustee, the Trustee shall be responsible for the appointment of a successor Delaware trustee.

          Section 9.07 INSURANCE. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee's or the Securities Administrator's, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

          Section 9.08 RESIGNATION AND REMOVAL OF THE TRUSTEE AND SECURITIES ADMINISTRATOR. (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

          (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

          (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed.

          (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

          (e) Notwithstanding anything to the contrary contained herein, in the event that the Master Servicer resigns or is removed as Master Servicer hereunder, the Securities Administrator shall have the right to resign immediately as Securities Administrator by giving written notice to the Depositor and the Trustee, with a copy to each Rating Agency.

          Section 9.09 SUCCESSOR TRUSTEE AND SUCCESSOR SECURITIES ADMINISTRATOR.
(a) Any successor Trustee or Securities Administrator appointed as provided in
Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

          (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

          (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to each Rating Agency. The Trust shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

          Section 9.10 MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES ADMINISTRATOR. Any person into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.11 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, and in addition to the appointment of the Delaware Trustee pursuant to Section 1A.03 hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

          (b) If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

          (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

          (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          (g) No trustee under this Agreement shall be liable personally or otherwise by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Section 9.12 FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS; REMIC ADMINISTRATION. (a) For federal income tax purposes, the taxable year of each of REMIC I and REMIC II shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

          (b) The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each of REMIC I and REMIC II, the Trust, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Securities Administrator will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II (the "REMIC Reporting Agent"). The Trustee shall make elections to treat each of REMIC I and REMIC II as a REMIC (which elections shall apply to the taxable period ending December 31, 2004 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R-1 Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss.1.860F-4(d)) for REMIC I, and the Holder of the Class R-2 Certificate is hereby designated as the "Tax Matters Person" for REMIC II. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of REMIC I and REMIC II during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

          (c) The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

          (d) The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each of REMIC I and REMIC II or the Trust.

          (e) Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

          (f) The Trustee and the Securities Administrator agree to indemnify the Trust and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants and the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

                                   ARTICLE X

                                   Termination

          Section 10.01 TERMINATION UPON REPURCHASE BY THE DEPOSITOR, THORNBURG OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS.

          (a) Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, Thornburg, the Trustee, the Delaware Trustee, the Custodian, the Master Servicer and the Securities Administrator created hereby, other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth shall terminate upon:

               (i) the repurchase by Thornburg, in its capacity as the Servicer of a substantial portion of the Mortgage Loans, or the Depositor (as the case may be pursuant to Section 10.01(c) below) of all Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (I) the sum of (a) 100% of the Scheduled Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, together with interest at the applicable Mortgage Rate accrued but unpaid to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, together with interest at the applicable Mortgage Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase, such appraisal to be calculated by an appraiser mutually agreed upon by Thornburg or the Depositor, as applicable, and the Trustee, at the expense of Thornburg or the Depositor, as applicable, (c) any unpaid Master Servicing Fee, Trustee Fee, Delaware Trustee Fee or Servicing Fee relating to such Mortgage Loans (to the extent that accrued interest paid by Thornburg or the Depositor at the related Mortgage Rate for each such Mortgage Loan for the immediately preceding Due Period is less than interest thereon at the Aggregate Expense Rate for such Due Period) and (d) any Monthly Advances, advances and other amounts then due and owing to the Master Servicer, any Servicer, the Securities Administrator, the Trustee and the Delaware Trustee under this Agreement minus (II) any Servicing Fee, Monthly Advances or advances by Thornburg, as Servicer relating to any such Mortgage Loans if Thornburg is exercising the option; or

               (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

               (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

          (b) [Reserved];

          (c) (i) The right of Thornburg to repurchase all the Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance; and (ii) the right of the Depositor to repurchase all the Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if the Trustee or the Securities Administrator, based upon an Opinion of Counsel (to be obtained at the expense of the Depositor), has determined that the REMIC status of REMIC I or REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of
(ii) above, the Securities Administrator, as agent of the Tax Matters Persons may elect to terminate either or both of REMIC I and/or REMIC II at any time, and upon such election the Depositor shall repurchase all the Mortgage Loans.

          (d) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer, the Delaware Trustee, the Custodian, the Depositor, the Seller, the Securities Administrator and each Rating Agency, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

          If the option of Thornburg or the Depositor, as applicable, to repurchase or cause the repurchase of all the Mortgage Loans under Subsection
10.01 (a)(i) above is exercised, Thornburg or the Depositor, as applicable, shall deliver to the Trustee for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in REMIC I and REMIC II. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate (other than the Class B-IO Certificates and the Class R Certificates), one month's interest thereon at the applicable Pass-Through Rate; plus, with respect to the Class B-IO Certificates, accrued and unpaid interest thereon; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates (other than the Class R Certificates). If the proceeds with respect to Loan Group I and/or Loan Group II are not sufficient to pay the related Senior Certificates, any such deficiency will be allocated in the following order: (i) first, to reduce the amount owed in respect of the Class B-IO Certificates (allocating such deficiency to Loan Group I and Loan Group II pro rata based on the amounts of such deficiencies), and (ii) second, to reduce the aggregate amount of one month's interest and then the aggregate Current Principal Amount owed in respect of the Class I-M Certificates or Class II-M Certificates, respectively. If any deficit remains, it shall be deemed in each case that the amount of such deficit offset against amounts due on a Class of Subordinate Certificates attributable to each Loan Subgroup will be determined by pro rata allocation among the Loan Subgroups in a particular Loan Group based upon the relative amounts of the deficits relating to each Subgroup. Any excess deficiency allocable to each Loan Group will be applied to reduce first, one month's interest owed at the applicable Pass-Through Rate on the related Senior Certificates, and second, the aggregate Current Principal Amount owed in respect of the related Senior Certificates.

          (e) Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to Thornburg, or its designee, the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

          (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account all distributable amounts remaining in the Master Servicer Collection Account. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Trustee shall release promptly to Thornburg or the Depositor, or its designee, as applicable, the Mortgage Files for the remaining Mortgage Loans, and the Master Servicer Collection Account and the Distribution Account shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

          (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

          (h) Upon the termination or liquidation of the REMICs, the Trustee or the Delaware Trustee shall file a certificate of cancellation with the Delaware Secretary of State in accordance with Section 3810(d) of the Delaware Statutory Trust Statute, and the Trust's existence shall be terminated.

          Section 10.02 ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of Thornburg or the Depositor, as applicable, to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust and each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have been furnished with an Opinion of Counsel (at the expense of the Depositor or Thornburg, whichever is repurchasing the Mortgage Loans) to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on each of REMIC I and REMIC II or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

               (i) within 90 days prior to the final Distribution Date, the Depositor or Thornburg, whichever is purchasing the Mortgage Loans, shall prepare, and the Trustee and the Securities Administrator (as attorney-in-fact on behalf of the Holders of the Residual Certificates pursuant to Section 10.02(b)), shall adopt a plan of complete liquidation of REMIC I and REMIC II in the case of a termination under Subsection 10.01(a)(i), provided to it by the Depositor or Thornburg, as applicable, meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and the Trustee, at the expense of Thornburg or the Depositor, whichever is repurchasing the Mortgage Loans; and

               (ii) Thornburg or the Depositor, as applicable, shall notify the Securities Administrator and the Trustee in writing at the commencement of such 90-day liquidation period and, at or prior to the time of making the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust in accordance with the terms hereof; and REMIC I and REMIC II shall terminate at such time.

          (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of REMIC I and REMIC II upon the written request of the Depositor or Thornburg, as applicable, and to take such action in connection therewith as may be reasonably requested by the Depositor or Thornburg, as applicable, and (ii) appoint the Securities Administrator as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust, the Trust and each of REMIC I and REMIC II shall terminate.

                                   ARTICLE XI

                            Miscellaneous Provisions

          Section 11.01 INTENT OF PARTIES. The parties intend that each of REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

          Section 11.02 AMENDMENT. (a) This Agreement may be amended from time to time by the Depositor, Thornburg, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee, and the Servicing Agreements may be amended from time to time by the parties thereto with the consent of Thornburg and the Master Servicer, and the acknowledgement of the Trustee in each case if they are not parties thereto, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code, to conform the provisions hereof to the disclosure in the Prospectus Supplement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

          (b) This Agreement may also be amended from time to time by the Depositor, Thornburg, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee, and the Servicing Agreements may be amended from time to time by the parties thereto with the consent of Thornburg and the Master Servicer, and the acknowledgement of the Trustee in each case if they are not parties thereto and as to amendments to this Agreement, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator, the Master Servicer, the Delaware Trustee, the Custodian or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

          (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to each Rating Agency.

          (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties, indemnities or immunities under this Agreement.

          Section 11.03 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

          Section 11.04 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, Thornburg, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

          (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.05 ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Delaware Trustee, the Custodian, the Securities Administrator, the Depositor, Thornburg, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Delaware Trustee, the Custodian, the Securities Administrator, the Depositor, Thornburg, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

          (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Delaware Trustee, the Custodian, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Delaware Trustee, the Custodian, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Delaware Trustee, the Custodian, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

          Section 11.06 GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.07 NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 383 Madison Avenue, 11th Floor, New York, New York 10179, Attention:
Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing;
(ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing;
(iii) in the case of Thornburg, 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: Deborah Burns, Vice President--Mortgage Loan Securitization, telecopier number: (505) 954-5300, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Thornburg/SAMI II 2004-1, facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (v) in the case of the Delaware Trustee, 1011 Centre Street, Suite 200, Wilmington, Delaware 19805,
Attention: Elizabeth Ferry, facsimile no. (302) 636-3222 or such other address as may hereafter be furnished to the other parties hereto in writing; (vi) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: RMBS Monitoring Department, facsimile no.:
(212) 553-4773 or such other address as may hereafter be furnished to the other parties hereto in writing; (vii) in the case of S&P, Standard & Poor's, 55 Water Street, New York, New York 10041 Attention: Becky Cao, facsimile no.: (212) 438-2661 or such other address as may hereafter be furnished to the other parties hereto in writing; or (viii) in the case of TMI, 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: Deborah Burns, or to such other address as may hereafter be furnished to the other parties hereto in writing. Any notice delivered to the Depositor, Thornburg, TMI, the Master Servicer, the Securities Administrator, the Delaware Trustee or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

          Section 11.08 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          Section 11.09 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

          Section 11.10 ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

          Section 11.12 NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) Any material change or amendment to this Agreement or the Servicing Agreements;

               (ii) The occurrence of any Event of Default that has not been cured;

               (iii) The resignation or termination of the Master Servicer, the Trustee, the Delaware Trustee, the Custodian or the Securities Administrator;

               (iv) The repurchase or substitution of Mortgage Loans;

               (v) The final payment to Certificateholders; and

               (vi) Any change in the location of the Master Servicer Collection Account or the Distribution Account.

          Section 11.13 DERIVATIVE TRANSACTIONS. The Trust and the Trustee are authorized, at the direction and the expense of the Holders of a majority of the Fractional Undivided Interests of the Class B-IO Certificates, to enter into such derivative transactions for the benefit of any Certificateholders as may be deemed desirable by such Holders of the Class B-IO Certificates, so long as (i) as evidenced by one or more Opinions of Counsel addressed to the Trustee (at the expense of such Holders), the execution and delivery of such derivative transaction is permitted under this Agreement and the inclusion of such derivative in the Trust will not be inconsistent with the ERISA provisions contained herein or cause the Certificates (other than the Class B-IO Certificates and Class R Certificates) to fail to qualify for Prohibited Transaction Exemption 90-30, as amended, (ii) a REMIC Opinion (at the expense of such Holders) is delivered to the Trustee, (iii) an Opinion of Counsel addressed to the Trustee (at the expense of such Holders) that the execution and delivery of such derivative transaction and documentation as presented to the Trustee is permitted under this Agreement, and (iv) each Rating Agency shall have confirmed in writing that the inclusion of such derivative would not result in a downgrade of its then rating of any Class of Certificates.


          IN WITNESS WHEREOF, the Depositor, the Trustee (as trustee and as custodian), the Delaware Trustee, the Master Servicer, the Securities Administrator and Thornburg have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          STRUCTURED ASSET MORTGAGE
                                          INVESTMENTS II INC., as Depositor

                                          By:   /s/ Mary P. Haggerty
                                                ------------------------------
                                          Name:  Mary P. Haggerty
                                          Title:  Vice President

                                          DEUTSCHE BANK NATIONAL TRUST
                                          COMPANY, as Trustee

                                          By:   /s/ Jeremy Conyers
                                                ------------------------------
                                          Name: Jeremy Conyers
                                          Title:   Associate

                                          By:   /s/ Alan Sueda
                                                ------------------------------
                                          Name: Alan Sueda
                                          Title:   Associate

                                          DEUTSCHE BANK TRUST COMPANY
                                          DELAWARE, as Delaware Trustee

                                          By:   /s/ Elizabeth B. Ferry
                                                ------------------------------
                                          Name: Elizabeth B. Ferry
                                          Title:  Assistant Vice President


                                          WELLS FARGO BANK, N.A., as Master
                                          Servicer

                                          By:   /s/ Amy Doyle
                                                ------------------------------
                                          Name: Amy Doyle
                                          Title:   Vice President

                                          WELLS FARGO BANK, N.A., as Securities
                                          Administrator

                                          By:   /s/ Amy Doyle
                                                ------------------------------
                                          Name: Amy Doyle
                                          Title:   Vice President

                                          THORNBURG MORTGAGE HOME LOANS, INC.

                                          By:   /s/ Deborah J. Burns
                                                ------------------------------
                                          Name: Deborah J. Burns
                                          Title:   Vice President

Accepted and agreed
as to Sections 3.21, 5.09 and 11.07
THORNBURG MORTGAGE, INC.
By: /s/ DEBORAH J. BURNS
-----------------------------
Name:  Deborah J. Burns
Title:    Vice President



STATE OF NEW YORK            )
                             ) ss:
COUNTY OF NEW YORK           )

          On the 31st day of March, 2004 before me, a notary public in and for said State, personally appeared Mary P. Haggerty, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            /s/ Maria K. Montgomery
                                            -----------------------
                                            Notary Public

[Notarial Seal]



STATE OF CALIFORNIA          )
                             ) ss:
COUNTY OF ORANGE             )

          On the 31st day of March, 2004 before me, a notary public in and for said State, personally appeared Jeremy Conyers, known to me to be an Associate of Deutsche Bank National Trust Company, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Hang T. Luu
                                                -------------------
                                                Notary Public

[Notarial Seal]



STATE OF CALIFORNIA          )
                             ) ss:
COUNTY OF ORANGE             )

          On the 31st day of March, 2004 before me, a notary public in and for said State, personally appeared Alan Sueda, known to me to be an Associate of Deutsche Bank National Trust Company, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Hang T. Luu
                                                ------------------------
                                                Notary Public

[Notarial Seal]



STATE OF DELAWARE           )
                            ) ss:
COUNTY OF NEW CASTLE        )

          On the 31st day of March, 2004 before me, a notary public in and for said State, personally appeared Elizabeth B. Ferry, known to me to be a Vice President of Deutsche Bank Trust Company Delaware, the Delaware banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Sharon T. Weaver
                                                --------------------------
                                                Notary Public

[Notarial Seal]



STATE OF MARYLAND            )
                             ) ss:
COUNTY OF HOWARD             )

          On the 31st day of March, 2004 before me, a notary public in and for said State, personally appeared Amy Doyle, known to me to be a Vice President of Wells Fargo Bank, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Peter Gobell
                                                ------------------------
                                                Notary Public

[Notarial Seal]


STATE OF NEW MEXICO          )
                             ) ss:
COUNTY OF SANTA FE           )

          On the 31st day of March, 2004 before me, a notary public in and for said State, personally appeared Deborah J. Burns, known to me to be a Vice President of Thornburg Mortgage Home Loans, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Megan Wyss Serrao
                                                ---------------------------
                                                Notary Public

[Notarial Seal]



                                                                    EXHIBIT A-1

                       FORM OF CLASS [__-__A] CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Certificate No. [__-__A-_]                        [Adjustable Pass-Through Rate]
                                                  [Variable Pass-Through Rate]
Class [__-__A]
Cut-off Date:                                      Aggregate Initial Current
March 1, 2004                                      Principal Amount of this
                                                   Class as of the Cut-off Date:
                                                   $___________

First Distribution Date:  April 25, 2004           Initial Current Principal
                                                   Amount of this Certificate as
                                                   of the Cut-off Date:
                                                   $__________

Master Servicer:  Wells Fargo Bank, N.A.           CUSIP:  [I-1A - 885220 ET 6]
                                                           [I-2A - 885220 EU 3]
                                                           [II-1A- 885220 EV 1]
                                                           [II-2A- 885220 EW 9]
                                                           [II-3A- 885220 EX 7]
                                                           [II-4A- 885220 EY 5]
Trustee:  Deutsche Bank National Trust Company     Assumed Final Distribution
                                                   Date: March 25, 2044


                   THORNBURG MORTGAGE SECURITIES TRUST 2004-1
                 MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2004-1

               evidencing a fractional undivided interest in the distributions allocable to the Class [__-__A] Certificates issued by Thornburg Mortgage Securities Trust 2004-1, a Delaware statutory trust (the "Trust") consisting primarily of a pool of one- to four-family, first lien, hybrid and adjustable interest rate mortgage loans (the "Mortgage Loans").

          This Certificate is payable solely from the assets of the Trust, and does not represent an obligation of or interest in SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee (each as defined below) or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee or any of their affiliates or any other person.

          This certifies that CEDE & CO. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in the Trust, which was created pursuant to the Trust, Pooling and Servicing Agreement dated as of March 1, 2004 (the "Agreement"), among Structured Asset Mortgage Investments II Inc. ("SAMI II"), as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Deutsche Bank Trust Company Delaware, as Delaware trustee (the "Delaware Trustee") and Thornburg Mortgage Home Loans, Inc. ("Thornburg"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Mortgage Loans were sold by Thornburg to SAMI II pursuant to the Mortgage Loan Purchase Agreement, dated as of March 1, 2004, and from SAMI II to the Trust pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue for each Distribution Date during the preceding Interest Accrual Period in an amount equal to the product of (i) 1/12th, (ii) the Class [__-__A] Pass-Through Rate and (iii) the Current Principal Amount hereof immediately prior to such Distribution Date. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. Notwithstanding the forgoing, if this Certificate is a Book-Entry Certificate, subject to the immediately preceding sentence regarding final distributions on this Certificate, distributions shall be made to the Depository by wire transfer in immediately available funds. The initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in eleven Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Trust Agreement, dated as of March 29, 2004, among SAMI II, the Trustee and the Delaware Trustee.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and no other party to the Agreement is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Depositor, Thornburg, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust (or, if such amendment affects only one or more classes, of such Class or Classes). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, accompanied by an executed written instrument of assignment and transfer in form and substance satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee and the Trustee and any successor of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee or any such successor shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, (ii) the optional repurchase by Thornburg of all the Mortgage Loans and other assets of the Trust in accordance with the terms of the Agreement or (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates.

          Thornburg Mortgage, Inc. ("TMI") has the right to effect early retirement of this Certificate by exercising its Optional Securities Purchase Right on any Distribution Date on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 20% of the Cut-off Date Balance thereof, as set forth in Section 5.09 of the Agreement. The Holder of this Certificate shall be entitled to receive an amount equal to Current Interest, principal and any Interest Carry-Forward Amount allocable to this Certificate as specified in the Agreement. Following exercise of the Optional Securities Purchase Right by TMI, this Certificate shall be deemed cancelled.

          Unless this Certificate has been authenticated by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________             DEUTSCHE BANK NATIONAL TRUST COMPANY
                                   Not in its individual capacity but solely as Trustee


                                   By:
                                      -----------------------
                                      Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [__-__A] Certificates referred to in the within-mentioned Agreement.

                                   DEUTSCHE BANK NATIONAL TRUST COMPANY
                                   Authorized signatory of Deutsche Bank
                                   National Trust Company, not
                                   in its individual capacity but solely as Trustee


                                   By:
                                      -----------------------
                                      Authorized Signatory




                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

------------------------------------------------------------------------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Dated:                    _________________________________________
                          Signature by or on behalf of assignor

                          _________________________________________
                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by__________________, the assignee named above, or ________________________, as its agent.


                                                                    Exhibit A-2

                            CLASS [__-M] CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

          THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.





Certificate No. [__-M-__]                         [Adjustable Pass-Through Rate]
                                                  [Variable Pass-Through Rate]
Class [__-M]
Cut-off Date:                                     Aggregate Initial Current
March 1, 2004                                     Principal Amount of this
                                                  Class as of the Cut-off Date:
                                                  $__________

First Distribution Date:  April 25, 2004          Initial Current Principal
                                                  Amount of this Certificate as
                                                  of the Cut-off Date: $_______

Master Servicer:  Wells Fargo Bank, N.A.          CUSIP:    [I-M - 885220 EZ 2]
                                                            [II-M - 885220 FA 6]

Trustee:  Deutsche Bank National Trust Company    Assumed Final Distribution
                                                  Date: March 25, 2044


                   THORNBURG MORTGAGE SECURITIES TRUST 2004-1
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-1

               evidencing a fractional undivided interest in the distributions allocable to the Class [__-M] Certificates issued by Thornburg Mortgage Securities Trust 2004-1, a Delaware statutory trust (the "Trust") consisting primarily of a pool of one- to four-family, first lien, hybrid and adjustable interest rate mortgage loans (the "Mortgage Loans").

          This Certificate is payable solely from the assets of the Trust, and does not represent an obligation of or interest in SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee (each as defined below) or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee or any of their affiliates or any other person.

          This certifies that __________ is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in the Trust, which was created pursuant to the Trust, Pooling and Servicing Agreement dated as of March 1, 2004 (the "Agreement"), among Structured Asset Mortgage Investments II Inc. ("SAMI II"), as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Deutsche Bank Trust Company Delaware, as Delaware trustee (the "Delaware Trustee") and Thornburg Mortgage Home Loans, Inc. ("Thornburg"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Mortgage Loans were sold by Thornburg to SAMI II pursuant to the Mortgage Loan Purchase Agreement, dated as of March 1, 2004, and from SAMI II to the Trust pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue for each Distribution Date during the preceding Interest Accrual Period in an amount equal to the product of (i) 1/12th, (ii) the Class [__-M] Pass-Through Rate and (iii) the Current Principal Amount hereof immediately prior to such Distribution Date. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. Notwithstanding the forgoing, if this Certificate is a Book-Entry Certificate, subject to the immediately preceding sentence regarding final distributions on this Certificate, distributions shall be made to the Depository by wire transfer in immediately available funds. The initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocated hereto.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in eleven Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Trust Agreement, dated as of March 29, 2004, among SAMI II, the Trustee and the Delaware Trustee.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and no other party to the Agreement is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Depositor, Thornburg, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust (or, if such amendment affects only one or more classes, of such Class or Classes). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, accompanied by an executed written instrument of assignment and transfer in form and substance satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee and the Trustee and any successor of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee or any such successor shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, (ii) the optional repurchase by Thornburg of all the Mortgage Loans and other assets of the Trust in accordance with the terms of the Agreement or (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates.

          Thornburg Mortgage, Inc. ("TMI") has the right to effect early retirement of this Certificate by exercising its Optional Securities Purchase Right on any Distribution Date on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 20% of the Cut-off Date Balance thereof, as set forth in Section 5.09 of the Agreement. The Holder of this Certificate shall be entitled to receive an amount equal to Current Interest, principal and any Interest Carry-Forward Amount allocable to this Certificate as specified in the Agreement. Following exercise of the Optional Securities Purchase Right by TMI, this Certificate shall be deemed cancelled.

          Unless this Certificate has been authenticated by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________               DEUTSCHE BANK NATIONAL TRUST COMPANY
                                     Not in its individual capacity but solely as Trustee


                                     By:
                                         -----------------------------
                                         Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [__-M] Certificates referred to in the within-mentioned Agreement.

                                     DEUTSCHE BANK NATIONAL TRUST COMPANY
                                     Authorized signatory of Deutsche Bank
                                     National Trust Company, not
                                     in its individual capacity but solely as Trustee


                                     By:
                                         ------------------------------
                                             Authorized Signatory




                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

------------------------------------------------------------------------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Dated:                        ____________________________________________
                              Signature by or on behalf of assignor

                              ___________________________________________
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by__________________, the assignee named above, or ________________________, as its agent.




                                                                    Exhibit A-3
                         FORM OF CLASS B-IO CERTIFICATE

          THIS CERTIFICATE HAS BOTH A PRINCIPAL BALANCE AND A NOTIONAL BALANCE AND IS ENTITLED TO PRINCIPAL DISTRIBUTIONS IN RESPECT OF ITS PRINCIPAL.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

          THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 90-1, PTE 91-38, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE TRUSTEE OR THE DELAWARE TRUSTEE OR ANY SERVICER WHICH WILL BE DEEMED REPRESENTED OR WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT AS REQUIRED BY THE AGREEMENT REFERRED TO HEREIN.




Certificate No. B-IO-__                        Interest Rate: N/A
Class B-IO
Cut-off Date:                                  Aggregate Initial Notional
March 1, 2004                                  Balance of this Class as of
                                               the Cut-off Date:
                                               $1,106,707,889.20

First Distribution Date:  April 25, 2004       Initial Notional Balance of this
                                               Certificate as of the
                                               Cut-off Date: $__________

                                               Initial Principal Balance of this
                                               Class as of the
                                               Cut-off Date: $389.20

                                               Initial Principal Balance of this
                                               Certificate as of the
                                               Cut-off Date: $__________

Master Servicer:  Wells Fargo Bank, N.A.       CUSIP: 885220 FD 0

Trustee: Deutsche Bank National Trust Company  Assumed Final Distribution Date:
                                               March 25, 2044


                   THORNBURG MORTGAGE SECURITIES TRUST 2004-1
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-1

               evidencing a fractional undivided interest in the distributions allocable to the Class B-IO Certificates issued by Thornburg Mortgage Securities Trust 2004-1, a Delaware statutory trust (the "Trust") consisting primarily of a pool of one- to four-family, first lien, hybrid and adjustable interest rate mortgage loans (the "Mortgage Loans").

          This Certificate is payable solely from the assets of the Trust, and does not represent an obligation of or interest in SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee (each as defined below) or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee or any of their affiliates or any other person.

          This certifies that __________ is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in the Trust, which was created pursuant to the Trust, Pooling and Servicing Agreement dated as of March 1, 2004 (the "Agreement"), among Structured Asset Mortgage Investments II Inc. ("SAMI II"), as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Deutsche Bank Trust Company Delaware, as Delaware trustee (the "Delaware Trustee") and Thornburg Mortgage Home Loans, Inc. ("Thornburg"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Mortgage Loans were sold by Thornburg to SAMI II pursuant to the Mortgage Loan Purchase Agreement, dated as of March 1, 2004, and from SAMI II to the Trust pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          This Class B-IO Certificate has both a principal balance and a notional balance and does not bear interest at a specified rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan.

          No transfer of this Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall provide to the Trustee a Rule 144A Certificate or an Investment Letter and/or such other documents as are required under, and such transfer shall otherwise be in compliance with, the Agreement. The Depositor shall provide to any Holder of this Certificate and any prospective transferee designated by any such Holder, information required under Rule 144A(d)(4) under the Securities Act.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. Notwithstanding the forgoing, so long as this Certificate is a Book-Entry Certificate, subject to the immediately preceding sentence regarding final distributions on this Certificate, distributions shall be made to the Depository by wire transfer in immediately available funds. The principal and notional balance of this Certificate will be reduced as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in eleven Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Trust Agreement, dated as of March 29, 2004, among SAMI II, the Trustee and the Delaware Trustee.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and no other party to the Agreement is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Depositor, Thornburg, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust (or, if such amendment affects only one or more classes, of such Class or Classes). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, accompanied by an executed written instrument of assignment and transfer in form and substance satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee and the Trustee and any successor of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee or any such successor shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, (ii) the optional repurchase by Thornburg of all the Mortgage Loans and other assets of the Trust in accordance with the terms of the Agreement or (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates.

          Unless this Certificate has been authenticated by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________                DEUTSCHE BANK NATIONAL TRUST COMPANY
                                      Not in its individual capacity but solely as Trustee


                                      By:    _______________________________
                                             Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class B-IO Certificates referred to in the within-mentioned Agreement.

                                  DEUTSCHE BANK NATIONAL TRUST COMPANY
                                  Authorized signatory of Deutsche Bank
                                  National Trust Company, not in its
                                 individual capacity but solely as Trustee


                                  By:    ______________________________
                                         Authorized Signatory




                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

------------------------------------------------------------------------------
------------------------------------------------------------------------------


Dated:                                _______________________________________
                                      Signature by or on behalf of assignor

                                      _______________________________________
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by__________________, the assignee named above, or ________________________, as its agent.





                                                                    Exhibit A-4

                         FORM OF CLASS [R-] CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

          ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



Certificate No. [R-]-__                            Interest Rate: N/A
Class [R-_]
Cut-off Date:                                      Aggregate Initial Current
March 1, 2004                                      Principal Amount of this
                                                   Class as of the Cut-off
                                                   Date:  $50.00
First Distribution Date:                           Initial Current Principal
April 25, 2004                                     Amount of this Certificate as
                                                   of the Cut-off Date: $50.00
Master Servicer: Wells Fargo Bank, N.A.            CUSIP:  [R-1 - 885220 FB 4]
                                                           [R-2 - 885220 FC 2]
Trustee:  Deutsche Bank National Trust Company     Assumed Final Distribution
                                                   Date: March 25, 2044

                       THORNBURG MORTGAGE SECURITIES TRUST
                 MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2004-1

               evidencing a fractional undivided interest in the distributions allocable to the Class [R-__] Certificates issued by Thornburg Mortgage Securities Trust 2004-1, a Delaware statutory trust (the "Trust") consisting primarily of a pool of one- to four-family, first lien, hybrid and adjustable interest rate mortgage loans (the "Mortgage Loans").

          This Certificate is payable solely from the assets of the Trust, and does not represent an obligation of or interest in SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee (each as defined below) or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee or any of their affiliates or any other person.

          This certifies that _______________ is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in the Trust, which was created pursuant to the Trust, Pooling and Servicing Agreement dated as of March 1, 2004 (the "Agreement"), among Structured Asset Mortgage Investments II Inc. ("SAMI II"), as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Deutsche Bank Trust Company Delaware, as Delaware trustee (the "Delaware Trustee") and Thornburg Mortgage Home Loans, Inc. ("Thornburg"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Mortgage Loans were sold by Thornburg to SAMI II pursuant to the Mortgage Loan Purchase Agreement, dated as of March 1, 2004, and from SAMI II to the Trust pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          This Class R-___ Certificate will not bear interest. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan. The Residual Certificates are scheduled to receive a payment of their respective initial principal balances on the first Distribution Date.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in eleven Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Trust Agreement, dated as of March 29, 2004, among SAMI II, the Trustee and the Delaware Trustee.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and no other party to the Agreement is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Depositor, Thornburg, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust (or, if such amendment affects only one or more classes, of such Class or Classes). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, accompanied by an executed written instrument of assignment and transfer in form and substance satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee and the Trustee and any successor of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of SAMI II, the Master Servicer, the Securities Administrator, Thornburg, the Delaware Trustee or the Trustee or any such successor shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, (ii) the optional repurchase by Thornburg of all the Mortgage Loans and other assets of the Trust in accordance with the terms of the Agreement or (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates.

          Thornburg Mortgage, Inc. ("TMI") has the right to effect early retirement of this Certificate by exercising its Optional Securities Purchase Right on any Distribution Date on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 20% of the Cut-off Date Balance thereof, as set forth in Section 5.09 of the Agreement. The Holder of this Certificate shall be entitled to receive the amount allocable to this Certificate as specified in the Agreement. Following exercise of the Optional Securities Purchase Right by TMI, this Certificate shall be deemed cancelled.

          Unless this Certificate has been authenticated by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _______________               DEUTSCHE BANK NATIONAL TRUST COMPANY
                                      Not in its individual capacity but solely as Trustee


                                      By:      _______________________________
                                               Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R-_] Certificates referred to in the within-mentioned Agreement.

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                      Authorized signatory of Deutsche Bank
                                      National Trust Company, not
                                      in its individual capacity but solely as Trustee


                                      By:      ______________________________
                                               Authorized Signatory




                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

------------------------------------------------------------------------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Dated:                                ______________________________________
                                      Signature by or on behalf of assignor

                                      ______________________________________
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by__________________, the assignee named above, or ________________________, as its agent.



                                                                      EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             [PROVIDED UPON REQUEST]



                                                                     EXHIBIT C-1

                          FORM OF INITIAL CERTIFICATION

                                                                          [Date]

[DEPOSITOR]

[SELLER]

     Re: Trust, Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2004, by and among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A., Thornburg Mortgage Home Loans, Inc., Deutsche Bank National Trust Company and Deutsche Bank Trust Company Delaware relating to Thornburg Mortgage Securities Trust, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-1

Ladies and Gentlemen:

     In accordance with Section 2.02(a) of the Agreement, the undersigned, as Trustee, hereby certifies that it has received a Mortgage Loan File containing an original Mortgage Note or Lost Note Affidavit, unless it has received a separate blanket Lost Note Affidavit covering such Mortgage Loans to the extent required in Section 2.01 of the Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on SCHEDULE A attached hereto.


     The Trustee has made no independent examination of any documents contained in the Mortgage File beyond the review specifically required in the Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.

                                  DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                  Trustee and Custodian

                                  By:    __________________________
                                  Name:
                                  Title:

                                   Schedule A

                                Exceptions: None.

                                                                     EXHIBIT C-2

                          FORM OF INTERIM CERTIFICATION

                                                                          [Date]

[DEPOSITOR]

[SELLER]


     Re: Trust, Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2004, by and among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A., Thornburg Mortgage Home Loans, Inc., Deutsche Bank National Trust Company and Deutsche Bank Trust Company Delaware relating to Thornburg Mortgage SECURITIES TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-1

Ladies and Gentlemen:

     In accordance with Section 2.02(a) of the above-captioned Trust, Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

     The Trustee has made no independent examination of any documents contained in the Mortgage File beyond the review specifically required in the Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY

                                        By:    __________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT C-3

                           FORM OF FINAL CERTIFICATION

                                                                          [Date]

[DEPOSITOR]

[SELLER]


     Re: Trust, Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2004, by and among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A., Thornburg Mortgage Home Loans, Inc., Deutsche Bank National Trust Company and Deutsche Bank Trust Company Delaware relating to Thornburg Mortgage SECURITIES TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-1

Ladies and Gentlemen:

     In accordance with Section 2.02(b) of the above-captioned Agreement, the undersigned, as Trustee, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

     The Trustee has made no independent examination of any documents contained in the Mortgage File beyond the review specifically required in the Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.

                                     DEUTSCHE BANK NATIONAL TRUST COMPANY

                                     By:   __________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  Deutsche Bank National Trust Company,
     as Trustee and Custodian
     1761 East St. Andrew Place
     Santa Ana, California 92705

RE:  Trust, Pooling and Servicing Agreement dated as of
     March 1, 2004, among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A., as master servicer and securities administrator, Thornburg Mortgage Home Loans, Inc.,
     Deutsche Bank National Trust Company, as Trustee
     AND DEUTSCHE BANK TRUST COMPANY DELAWARE, AS DELAWARE TRUSTEE

     In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Trust, Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (CHECK ONE):

_____    1.  Mortgage Paid in Full and proceeds have been deposited into the
             Custodial Account

_____    2.  Foreclosure

_____    3.  Substitution

_____    4.  Other Liquidation

_____    5.  Nonliquidation             Reason:  ___________________

_____    6.  California Mortgage Loan paid in full




                                       By:      ____________________
                                                (authorized signer)


                                       Issuer:   _______________________
                                       Address:  _______________________
                                       Date:     _______________________

                                                                       EXHIBIT E

                                             Affidavit pursuant to Section
                                             860E(e)(4) of the Internal Revenue
                                             Code of 1986, as amended, and for
                                             other purposes

STATE OF    )
            )ss:
COUNTY OF   )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ________] [the United States], on behalf of which he makes this affidavit.

     2. That (i) the Investor is not a "disqualified organization" as defined in
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Thornburg Mortgage Securities Trust, Mortgage Pass-Through Certificates, Series 2004-1, Class [R-1] [R-2] Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Trust, Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments II Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

     3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

     4. That the Investor's taxpayer identification number is _______________.

     5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

     6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

     7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

     8. That the Residual Certificate is not being acquired either directly or indirectly, by or on behalf of, an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Code.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

                                    [NAME OF INVESTOR]


                                    By:  ____________________
                                         [Name of Officer]
                                         [Title of Officer]
                                         [Address of Investor for receipt of
                                         distributions]

                                         Address of Investor for receipt of tax
                                         information:

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                                                                          [Date]

[SELLER]

Deutsche Bank National Trust Company,
as Trustee
1761 East St. Andrew Place
Santa Ana, California  92705

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue, 11th Floor
New York, New York  10179

Re: Thornburg Mortgage Securities Trust, Mortgage Pass-Through Certificates, Series 2004-1 (the "Certificates"), Class B-IO Certificates (THE "PRIVATE CERTIFICATES")

Dear Ladies and Gentlemen:

     In connection with our purchase of Private Certificates, we confirm that:

     (i) we understand that the Private Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

     (ii) any information we desired concerning the Certificates, including the Private Certificates, Thornburg Mortgage Securities Trust 2004-1 (the "Trust"), in which the Certificates represent the entire beneficial ownership interest or any other matter we deemed relevant to our decision to purchase the Private Certificates has been made available to us;

     (iii) we are able to bear the economic risk of investment in the Private Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

     (iv) we are acquiring the Private Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Private Certificates;

     (v) we agree the Private Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

     (vi) we agree that in the event that at some future time we wish to dispose of or exchange the Private Certificate (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange the Private Certificates unless:

          (A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Trust, Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Trust, Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

          (B) if the Private Certificates are not registered under the Act (as to which we acknowledge you have no obligation), the Private Certificates are sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Deutsche Bank National Trust Company (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

     (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Trust, Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Trust, Pooling and Servicing Agreement;

     (viii) we either: (i) are not acquiring the Private Certificates directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Private Certificate and the servicing, management and/or operation of the Trust and its assets:
          (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 90-1, PTE 91-38, PTE 95-60, PTE 96-23 or Section
          401(c) of ERISA and the regulations promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Depositor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee.

     (ix) We understand that the Class B-IO Certificate bears, and will continue to bear, a legend to substantially the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS:
          (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 90-1, PTE 91-38, PTE 95-60 OR PTE 96-23 AND (II)
          WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE TRUSTEE OR THE DELAWARE TRUSTEE OR ANY SERVICER WHICH WILL BE DEEMED REPRESENTED OR WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT AS REQUIRED BY THE AGREEMENT REFERRED TO HEREIN."

     "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

     Terms not otherwise defined herein shall have the meanings assigned to them in the Trust, Pooling and Servicing Agreement, dated as of March 1, 2004, among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A. as master servicer and securities administrator, Thornburg Mortgage Home Loans, Inc., Deutsche Bank National Trust Company, as Trustee and Deutsche Bank Trust Company Delaware, as Delaware trustee (the "Trust, Pooling and Servicing Agreement').

     If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):


     IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                    Very truly yours,


                                    [PURCHASER]


                                    By:   _________________
                                          (Authorized Officer)


                                    [By:  _________________
                                          Attorney-in-fact]

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                     [NAME OF NOMINEE]


                                     By:   __________________
                                           (Authorized Officer)


                                     [By:  __________________
                                           Attorney-in-fact]

                                                                     EXHIBIT F-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Deutsche Bank National Trust Company,
 as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue, 11th Floor
New York, New York 10179

Re: Thornburg Mortgage Securities Trust, Mortgage Pass-Through Certificates, Series 2004-1 (THE "CERTIFICATES"), CLASS B-IO CERTIFICATES (THE "PRIVATE CERTIFICATES")

Dear Ladies and Gentlemen:

     In connection with our purchase of the Private Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

     Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

     Amount: $ _____________________; and

2.   The dollar amount set forth above is:

     a. greater than $100 million and the undersigned is one of the following entities:

          (x)  |_| an insurance company as defined in Section 2(13) of the Act1;
               or

          (y) |_| an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

          (z) |_| a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
--------

1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

          (aa) |_| a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

          (bb) |_| a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

          (cc) |_| a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

          (dd) |_| a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

          (ee) |_| an investment adviser registered under the Investment Advisers Act; or

b. |_| greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c. |_| less than $ 10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule
     144A); or

d. |_| less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e. |_| less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

     The undersigned further certifies that it is purchasing a Private Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Private Certificate is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Private Certificate may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

     The undersigned agrees that if at some future time it wishes to dispose of or exchange the Private Certificate, it will not transfer or exchange the Private Certificate to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of the Private Certificate, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Trust, Pooling and Servicing Agreement, dated as of March 1, 2004, among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A., Thornburg Mortgage Home Loans, Inc., Deutsche Bank National Trust Company, as Trustee and Deutsche Bank Trust Company Delaware, pursuant to Certificates were issued.

     The undersigned certifies that it either: (i) is not acquiring the Private Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) the proposed transfer and/or holding of a Private Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 90-1, PTE 91-38, PTE 95-60, PTE 96-23 and (II) will not give rise to any additional fiduciary duties on the part of the Depositor, the Master Servicer or the Trustee.

     If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

     IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

                                        Very truly yours,


                                        [PURCHASER]


                                        By:   _______________________
                                              (Authorized Officer)


                                        [By:  _______________________
                                              Attorney-in-fact]

                                                          Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                         [NAME OF NOMINEE]


                                         By:   _______________________
                                               (Authorized Officer)


                                         [By:  _______________________
                                               Attorney-in-fact]

                                                                       EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement'), dated as of _______ __, 20__, by and among DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (including its successors under the Trust, Pooling and Servicing Agreement defined below, the "Trustee"), STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as company (together with any successor in interest, the "Company"), WELLS FARGO BANK, N.A., as master servicer and securities administrator (together with any successor in interest or successor under the Trust, Pooling and Servicing Agreement referred to below, the "Master Servicer"), THORNBURG MORTGAGE HOME LOANS, INC. ("Thornburg") or (the "Seller") and ______________________________________, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

     WHEREAS, pursuant to the Trust Agreement, dated as of March 29, 2004, among Structured Asset Mortgage Investments II Inc. ("SAMI II"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), and Deutsche Bank Trust Company Delaware, as Delaware trustee (the "Delaware Trustee"), Thornburg Mortgage Securities Trust 2004-1 was formed (the "Trust"), and pursuant to the Trust, Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Trust, Pooling and Servicing Agreement"), among SAMI II, Wells Fargo Bank, N.A., Thornburg Mortgage Home Loans, Inc., the Trustee and the Delaware Trustee, the Trust issued Thornburg Mortgage Securities Trust, Mortgage Pass-Through Certificates, Series 2004-1 and the purchased those certain one- to four-family, first lien, hybrid and adjustable interest rate mortgage loans (the "Mortgage Loans"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Trust, Pooling and Servicing Agreement and by the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Trust, Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                  ARTICLE II.
                          CUSTODY OF MORTGAGE DOCUMENTS

     Section 2.1. CUSTODIAN TO ACT AS AGENT: ACCEPTANCE OF MORTGAGE FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted [in the Certification referred to in Section 2.3] [in the report attached hereto] receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of the Trust and all present and future Certificateholders.

     Section 2.2. RECORDATION OF ASSIGNMENTS. If at any time required pursuant to the provisions of Section 2.01 of the Trust, Pooling and Servicing Agreement, the Custodian shall deliver all applicable assignments to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

     Section 2.3. REVIEW OF MORTGAGE FILES.

     (a) [If not previously delivered by the Trustee] On or prior to the Closing Date, in accordance with Section 2.02 of the Trust, Pooling and Servicing Agreement, the Custodian shall deliver to the Trustee, the Seller and the Depositor an Initial Certification in the form of Exhibit C-1 to the Trust, Pooling and Servicing Agreement evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

     (b) [If not previously delivered by the Trustee] Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Trust, Pooling and Servicing Agreement, each such document, and shall deliver to the Trustee, the Seller and the Depositor an Interim Certification in the form of Exhibit C-2 to the Trust, Pooling and Servicing Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

     (c) [If not previously delivered by the Trustee] Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Trust, Pooling and Servicing Agreement and deliver to the Trustee, the Seller and the Depositor a Final Certification substantially in the form of Exhibit C-3 to the Trust, Pooling and Servicing Agreement evidencing the completeness of the Mortgage Files.

     (d) [If applicable] In reviewing the Mortgage Files as provided herein and in the Trust, Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

     Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

     Section 2.4. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company or the Seller as set forth in the Trust, Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Seller, the related Servicer and the Trustee.

     Section 2.5. CUSTODIAN TO COOPERATE: RELEASE OF MORTGAGE FILES. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to the Trust, Pooling and Servicing Agreement, and that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

     Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Trust, Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Seller shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Master Servicer shall cause to the extent required in the related Servicing Agreement, the related Servicer to deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of a Mortgage File be released to the related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. As required by the related Servicing Agreement, the Master Servicer shall cause the related Servicer to return each released Mortgage File or any document therein to the Custodian when the need therefor by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

     At any time that a Servicer is required to deliver to the Custodian a Request for Release, the Master Servicer shall cause the Servicer to deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, from the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse by the Trustee and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

     Section 2.6. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Trust, Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

     Section 3.1. CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and the Trust and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, the Trust and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. [Reserved.]

     Section 3.3. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. THORNBURG TO PAY CUSTODIAN'S FEES AND EXPENSES. Thornburg, in its capacity as Servicer of a substantial portion of the Mortgage Loans, and pursuant to a letter agreement between Thornburg and the Custodian dated the date hereof, covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and Thornburg will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Trust pursuant to the Trust, Pooling and Servicing Agreement. In the event that Thornburg fails to pay the Custodian as provided in such letter agreement, the Custodian shall be entitled to reimbursement from the Trust as provided in Section 9.05 of the Trust, Pooling and Servicing Agreement.

     Section 3.5. CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer, Thornburg and the Custodian, or promptly appoint a successor Custodian, reasonably acceptable to Thornburg and the Master Servicer, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time with the consent of the Master Servicer and Thornburg. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with any Servicer, Thornburg or the Company.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company, Thornburg and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior written approval of Thornburg and the Master Servicer.

     Section 3.6. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                  ARTICLE IV.
                            MISCELLANEOUS PROVISIONS

     Section 4.1. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and none of the Company, Thornburg the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Trust, Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Trust, Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 4.4. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                       DEUTSCHE BANK NATIONAL TRUST
                                               COMPANY, as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705
                                               By:  ________________________
Attention:  Thornburg 2004-1 (TM0401)               Name:
Telecopy:  (714) 247-6285                           Title:

Address:                                       STRUCTURED ASSET MORTGAGE
                                               INVESTMENTS, II INC.
383 Madison Avenue
New York, New York 10179
                                               By:  ________________________
                                                    Name:
                                                    Title:

Address:                                       WELLS FARGO BANK, N.A.,
                                               as Master Servicer
9062 Old Annapolis Road
Columbia, Maryland 21045

                                               By:   ________________________
                                                     Name:
                                                     Title:

Address:                                       _________________________,
                                               as Custodian
9062 Old Annapolis Road
Columbia, Maryland 21045

                                             By:   ________________________
                                                   Name:
                                                   Title:

                                             THORNBURG MORTGAGE HOME LOANS, INC.
Address:
                                             By:   ________________________
150 Washington Avenue; Suite 302                   Name:
Santa Fe, New Mexico  87501                        Title:


STATE OF          )
                  ) ss:
COUNTY OF         )

     On the__ day of _______ 20__ before me, a notary public in and for said State, personally appeared _______________, known to me to be a _________________of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            ______________________________
                                            Notary Public


[SEAL]

STATE OF          )
                  ) ss:
COUNTY OF         )

     On the __ day of ______ 20__ before me, a notary public in and for said State, personally appeared _________________, known to me to be an _______ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         ______________________________
                                         Notary Public


[SEAL]

STATE OF          )
                  ) ss:
COUNTY OF         )

     On the __ day of _______ 20__ before me, a notary public in and for said State, personally appeared _________________, known to me to be a _________________ of Structured Asset Mortgage Investments II Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       ______________________________
                                       Notary Public


[SEAL]

STATE OF          )
                  ) ss:
COUNTY OF         )

     On the __ day of _______ 20__ before me, a notary public in and for said State, personally appeared ____________________, known to me to be a __________________of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      ______________________________
                                      Notary Public


[SEAL]

STATE OF          )
                  ) ss:
COUNTY OF         )

     On the __ day of _______ 20__ before me, a notary public in and for said State, personally appeared ____________, known to me to be a _____________________ of Thornburg Mortgage Home Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       ______________________________
                                       Notary Public


[SEAL]

STATE OF          )
                  ) ss:
COUNTY OF         )

     On the __ day of _______ 20__ before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of ___________________________, as Custodian, [one of the
corporations][a national banking association] that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       ______________________________
                                       Notary Public


[SEAL]

                                                                       EXHIBIT H

                   LIST OF SERVICERS AND SERVICING AGREEMENTS


1. Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 25, 2002 (the "First Republic Agreement"), between Thornburg and First Republic Bank ("First Republic"), including the related Transfer Notice, dated as of March 18, 2004, from Thornburg to First Republic.

2. Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 21, 2002, between Thornburg and Colonial Savings, F.A. ("Colonial"), including the related Transfer Notice, dated as of March 18, 2004, from Thornburg to Colonial.

3. (a) Servicing Agreement, dated as of March 1, 2002, between Thornburg, as seller and servicer, and Wells Fargo, as master servicer, (b) Amendment to Servicing Agreement, dated as of December 1, 2002, between Thornburg, as seller and servicer, and Wells Fargo, as master servicer, (c) the Subservicing Acknowledgement Agreement, dated as of March 1, 2002, between Thornburg, as servicer, and Cenlar FSB, as sub-servicer ("Cenlar"), and (d) the Amendment to Sub-Servicing Acknowledgment Agreement, dated as of December 1, 2002, between Thornburg, as servicer, and Cenlar, as sub-servicer, including the related Transfer Notice, dated as of March 18, 2004, from Thornburg, as seller, to Thornburg, as servicer, and Cenlar, as sub-servicer.

4. Seller's Warranties and Servicing Agreement, dated as of February 1, 2004, between Wells Fargo Home Mortgage, Inc. ("WFHM") and Thornburg, as purchaser, as reconstituted pursuant to the Reconstituted Servicing Agreement, dated as of March 1, 2004, between Thornburg, as seller, and WFHM, as servicer, and acknowledged by Wells Fargo Bank, N.A. ("Wells Fargo"), as master servicer and Deutsche Bank National Trust Company ("Deutsche Bank"), as trustee.

5. (a) Mortgage Flow Purchase, Sale & Servicing Agreement, dated as of December 23, 2002, by and among Thornburg, Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) ("Bishop's Gate") and Cendant Mortgage Corporation ("Cendant"), (b) Additional Collateral Assignment and Servicing Agreement, dated as of December 23, 2002, by and among Thornburg, Bishop's Gate and Cendant and
     (c) Assignment, Assumption and Recognition Agreement, dated of March 1, 2004, by and among Thornburg Mortgage Securities Trust 2004-1, as assignee, Thornburg, as assignor, Bishop's Gate, as a seller, and Cendant, as servicer and a seller, and acknowledged by Wells Fargo, as master servicer, and Deutsche Bank, as trustee.

                                                                       EXHIBIT I

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                                                       EXHIBIT J

                              CERTIFICATE OF TRUST

                                       OF

                   THORNBURG MORTGAGE SECURITIES TRUST 2004-1

     This Certificate of Trust of Thornburg Mortgage Securities Trust 2004-1 (the "Trust"), dated March 1, 2004 is being duly executed and filed by the undersigned, as trustees to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq.

     1. Name. The name of the statutory trust formed hereby is Thornburg Mortgage Securities Trust 2004-1.

     2. Delaware Trustee. The name and the business address of the trustee of the Trust with a principal place of business in the State of Delaware and County of New Castle is Deutsche Bank Company Delaware, 1011 Center Road, Suite 200, Wilmington, Delaware 19805.

     IN WITNESS WHEREOF, the undersigned being the only trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.



                                       Deutsche Bank Trust Company Delaware,
                                       as Delaware Trustee


                                       By: ______________________________
                                       Name:
                                       Title:


                                       Deutsche Bank National Trust Company,
                                       as Trustee


                                       By: ______________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT K

                          FORM OF NOTICE OF EXERCISE OF
                       OPTIONAL SECURITIES PURCHASE RIGHT

                                                          Date__________________

[TRUSTEE]

[SECURITIES ADMINISTRATOR]

[RATING AGENCIES]

[MASTER SERVICER]



     Re: Thornburg Mortgage Securities Trust 2004-1

Ladies and Gentlemen:

     Pursuant to the terms of the Trust, Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2004, among Thornburg Mortgage Home Loans, Inc., Structured Asset Mortgage Investments II Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee, we hereby give notice of our exercise of the Optional Securities Purchase Right. We intend to purchase the outstanding Certificates (other than the Class B-IO Certificates) on the Distribution Date in ______ 20__. [We appoint __________________ as designee to purchase the Class [R-1][R-2] Certificates.]

                                           Very truly yours,





                                           THORNBURG MORTGAGE, INC.


                                           By:  ______________________________
                                                Authorized Officer